UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

FLEETCOR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

FLEETCOR®

2023

Notice of Annual Meeting & Proxy Statement

2010
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Represents year over year revenues, net, to scale

A LETTER FROM OUR CHIEF EXECUTIVE OFFICER

Ronald F. Clarke Chairman & Chief Executive Officer

My Fellow Shareholders,

Thank you for your investment in FLEETCOR.

Performance & Positioning

Our full year 2022 financial performance was outstanding, with revenue of $3.4 billion, up 21% and adjusted earnings per share of $16.10, up 22%. Both were way ahead of our expectations heading into the year. We also closed five capability acquisitions (inclusive of the cross border deal closed on January 3), and made three minority investments to strengthen our position in our Corporate Payments and EV lines of business.

Additionally, we meaningfully advanced our “beyond strategy” in 2022, extending both the product set and served customer segments in each of our major businesses. These beyond extensions increase our TAM, and better position our LOB for long term growth. Some highlights from 2022 include:

In Global Fleet, we significantly advanced our EV capabilities, and the concept of “defensive” and “offensive” EV initiatives

In Brazil, we expanded our tag fueling solution to more accepting sites and more users and we launched a new vehicle insurance offering, which enjoyed rapid acceptance

In Corporate Payments, we added AP automation workflow software to our full AP payment platform, and further scaled our cross-border footprint in Europe

In Lodging, we further expanded our two new verticals, airlines and insurance, with each reaching almost $100M in revenue

Ultimately, we believe that excellent financial performance, combined with our strategic progress will enable us to increase shareholder returns. Our mid-term objectives are to grow revenue and adjusted net income per diluted share 10% and 15-20% annually, respectively. We expect the market to reward our performance as we deliver results.

Governance & Board Oversight

We have a very experienced Board of Directors with a diverse set of skills and experience, including leading large, global public companies within our industry. Our directors provide valuable oversight regarding audit, compensation, governance and company strategy.

We’ve made meaningful progress in refreshing and diversifying our Board over the last year, having appointed Annabelle Bexiga and Rahul Gupta to the Board in 2023. The experience in technology and fintech that they bring, will be quite additive to the company as we continue to navigate the changing landscape of the industry, and build a bigger and stronger company. We’re pleased to report that women and minorities now represent 36% of the Board.

Our Board of Directors have been deeply involved in our shareholder engagement efforts, and have helped drive responsive enhancements to our practices.

2023 Notice of Annual Meeting & Proxy Statement	1

A LETTER FROM OUR CHIEF EXECUTIVE OFFICER

Environmental & Social Endeavors

Our comprehensive employee development and training programs, offer the tools and resources to attract and retain the best talent. Our benefits further strengthen our competitive packages. We are proud of the journey we provide our employees at all levels, and we will continue to monitor the current environment for talent, and adjust our offerings to maintain our position as an employer of choice in the payments industry.

Our values foster an inclusive culture, and we are proud of the environment that we’ve created where women represent more than one-half of our global workforce, and less than two-thirds of our domestic employees identify as White/Caucasian. We believe this diversity enhances our personal work experiences and boosts our company’s performance.

Your Support

On behalf of our Board of Directors, we sincerely ask that you vote with our recommendations. We appreciate our shareholders’ support and feedback, and we will continue to reach out on a regular basis to gain further insights and perspectives.

Sincerely,

Ronald F. Clarke

Chairman & Chief Executive Officer

Annual Meeting of Shareholders The Company’s Annual Meeting of Shareholders will be held at 3280 Peachtree Road, Suite 2400 Atlanta, Georgia 30305 on June 9, 2023 at 10:00 a.m.

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NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Agenda

To elect the eleven directors

To ratify the reappointment of Ernst & Young LLP as the Company’s independent public accounting firm

To approve, on an advisory basis, named executive officer compensation

To approve, on an advisory basis, the frequency of shareholder voting on compensation of named executive officers

To vote on a shareholder proposal to amend the shareholders’ right to call a special meeting of shareholders, if properly presented

We may transact other business that properly comes before the meeting.

Mailing Date and Availability of Proxy Materials

On or about April 27, 2023, we mailed a notice of electronic availability of proxy materials to shareholders. Shareholders of record at the close of business on April 17, 2023 are entitled to receive notice of, and to vote at, the meeting.

YOUR VOTE IS IMPORTANT

Please vote as soon as possible by one of the methods shown below, whether or not you expect to attend the annual meeting. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand and follow the instructions below. Vote by 11:59 P.M. ET the day before the meeting (June 8, 2023).

By Internet www.proxyvote.com Use the internet to transmit your voting instruction and for electronic delivery of information	By Phone 1-800-690-6903 Use any touch tone telephone to transmit your voting instructions

 By Mail

Mark, sign and date your proxy card
and return it in the postage-paid
envelope provided with your proxy
materials or return it to Vote Processing,
c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717

Sincerely,

FLEETCOR Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 9, 2023: Our Proxy Statement and Annual Report to Shareholders are available at https://investor.FLEETCOR.com.

2023 Notice of Annual Meeting & Proxy Statement	3

4	2023 Notice of Annual Meeting & Proxy Statement

01. SUMMARY

Information About Our 2023 Annual Meeting

Date and Time: Friday, June 9, 2023, at 10:00 a.m. Eastern Daylight Time

Place: Our offices at 3280 Peachtree Road, Suite 2400, Atlanta, Georgia 30305

Record Date: April 17, 2023 (73,828,110 common shares and 276,222 unvested restricted shares entitled to vote as of the record date).

Voting: Holders of common shares as of the close of business on April 17, 2023 may vote at the Annual Meeting. One vote per share for each director nominee and each of the other proposals described below.

Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information

To elect the eleven directors	FOR each nominee	Page 61

To ratify the reappointment of Ernst & Young LLP as our independent public accounting firm for 2023	FOR	Page 61

To approve, on an advisory basis, named executive officer compensation	FOR	Page 62

To approve, on an advisory basis, the frequency of shareholder voting on compensation of named executive officers	ONE YEAR	Page 62

To vote on a shareholder proposal to amend the shareholders’ right to call a special meeting of shareholders, if properly presented	AGAINST	Page 63

For complete information regarding our 2023 annual meeting of shareholders, the proposals to be voted on and our performance, please review the entire proxy statement and our 2022 annual report, available at https://investor.FLEETCOR.com and proxyvote.com.

2023 Notice of Annual Meeting & Proxy Statement	5

02. FLEETCOR AT A GLANCE

$3.4B ANNUAL REVENUE 100+ COUNTRIES 1.7B+ TRANSACTIONS PER YEAR ~10,000 EMPLOYEES

FLEETCOR Technologies, Inc. (“FLEETCOR”) is a leading global provider of digital payment solutions that enables businesses to control purchases and make payments in a smarter, simpler and better way. We serve businesses, partners, merchants, consumers and payment networks in North America, Latin America, Europe, and Asia Pacific.

Businesses spend an estimated $135 trillion each year with other businesses. In many instances, they lack the proper tools to monitor what is being purchased, and employ manual, paper-based, disparate processes and methods to both approve and make payments for their purchases. This often results in wasted time and money due to unnecessary or unauthorized spending, fraud, receipt collection, data input and consolidation, report generation, reimbursement processing, account reconciliations, employee disciplinary actions, and more.

Our wide range of modern, digitized solutions generally provides control, reporting, and automation benefits superior to many of the payment methods businesses often used such as cash, paper checks, general purpose credit cards, as well as employee pay and reclaim processes. In addition to delivering meaningful value to our customers, our solutions also share several important and attractive business model characteristics such as:

Customers are primarily businesses, which tend to have relatively predictable, consistent volumes;
Recurring revenue models driven by recurring volume and higher retention, resulting in predictable revenue;
Similar business-to-business (B2B) selling systems with common sales approaches, management and reporting;
Specialized technology platforms and proprietary payment acceptance networks, which create competitive advantages and barriers to entry; and
High EBITDA margins and cash flow translation and limited capital investment requirements.

Our Vision

FLEETCOR’s vision is that every payment is digital, every purchase is controlled, and every related decision is informed. Digital payments are faster and more secure than paper-based methods such as checks, and provide timely and detailed data which can be utilized to effectively reduce unauthorized purchases and fraud, automate data entry and reporting, and eliminate reimbursement processes. Combining this payment data with analytical tools delivers powerful insights, which managers can use to better run their businesses.

Our Mission

FLEETCOR’s mission is to provide businesses with a smarter way to pay. Through the digitalization of payments, we create and support robust ecosystems which benefit all participating constituents: payment-making customers, payment-accepting merchants, tax-collecting governments, and FLEETCOR.

As of December 31, 2022

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02. FLEETCOR AT A GLANCE

Our Strategy

We are executing on a strategy of optimizing assets, leveraging similar selling methods, and bundling and cross-selling value-added solutions. We continue to enhance our solutions to displace inferior payment methods, improve customers’ mobile and digital experiences, and extend utility. We actively market and sell to current and prospective customers leveraging a multi-channel go-to-market approach, which includes comprehensive digital channels, direct sales forces and strategic partner relationships. We supplement our organic growth strategy and sales efforts by pursuing attractive acquisition opportunities, which serve to strengthen and extend our market positions and create value even faster. With a long, proven operating history, FLEETCOR now serves hundreds of thousands of business customers with millions of cardholders making payments to millions of vendors around the world.

Our Performance

FLEETCOR has become a global leader in business payments by delivering a superior track record of growth, generating compound annual growth rates of 18% in revenue and 20% in adjusted net income per diluted share (or “Adjusted EPS”) since going public in 2010.

(1) Revenues before 2018 are presented pre-adoption of ASC 606.

(2) Non-GAAP financial measures. See appendix for reconciliation of non-GAAP measures to GAAP.

2023 Notice of Annual Meeting & Proxy Statement	7

02. FLEETCOR AT A GLANCE

Our Board of Directors

In order to oversee our complex, global business, our Board is comprised of experienced individuals who are engaged in their duties and invested in our Company’s success. Our Board recognizes the importance of independence from management and ensures its responsiveness to shareholders by directly connecting directors’ interests with those of our shareholders. Our Board and management have taken a long-term view toward shareholder engagement and recognize that continuous solicitation and consideration of shareholder feedback is critical to driving growth and creating shareholder value.

As a result, we regularly engage with our shareholders throughout the year by multiple means to encourage ongoing, meaningful dialogue.

We encourage you to visit the “Corporate Governance” area of the “Investor Relations” section of our website (https://investor. FLEETCOR.com) where you will find detailed information about our corporate governance practices, including our key governance documents listed below:

Code of Business Conduct and Ethics

Policy Regarding Interested Party Communications with the Board of Directors

Corporate Governance Guidelines

Insider Trading Policy

Board Committee Charters

The reports and other information contained on websites referred to in this proxy statement (other than to the extent specifically referred to herein as required by the rules of the NYSE or the SEC) are not part of this proxy solicitation and are not incorporated by reference into this proxy statement or any other proxy materials.

Forward-Leaning Corporate Governance

In response to our shareholder engagement efforts and recent shareholder votes at our annual meetings, we have taken significant steps to adopt many corporate governance best practices:

Broader Director diversity search criteria
Declassified Board of Directors
Lead Independent Director
Majority voting in Director elections
Expanded shareholder engagement
Proxy access
Shareholder right to call special meetings
Shareholder right to act by written consent

No supermajority shareholder voting
Regular review of governance practices
Continued the expansion of our environmental, social and governance (ESG) initiatives, including the continued publication of annual Corporate Responsibility and Sustainability report

Forward-Leaning Compensation Practices

FLEETCOR has also embraced best practices in our compensation programs, which strongly support our pay-for-performance philosophy and culture:

NEO compensation aligned with Company and, as applicable, division performance
Base salary levels generally at or below peer median
Target annual cash incentives generally at or below peer median
Significant portion of NEO compensation generally delivered in the form of equity-based awards
Different performance metrics for different compensation components
Incentive payouts tied closely to achieving published guidance where applicable
Significant stock ownership requirements
No repricing or cashing out of underwater stock options or stock appreciation rights
No hedging or pledging of common shares
No excise tax gross-ups
No excessive perquisites
Maintain a compensation clawback policy
Double-trigger change of control provisions
Below-market severance coverage
Shareholder engagement includes governance committee Chair, additional Board members and management
Regular review of compensation programs
Utilize an independent compensation consultant

Shareholder Engagement Results

Our 2022 shareholder outreach regarding executive compensation was a continuation of our annual comprehensive shareholder engagement plan. We have taken decisive action in recent years in response to our shareholder outreach initiatives and we believe that our compensation practices address the feedback we received. Our stockholder engagement ensured that we heard the feedback of our shareholders — in addition to generous access to the management team, after we mailed the 2022 Proxy, but before the 2022 stockholder meeting, we offered the opportunity to discuss our Proxy with our top 10 stockholders as of December 31, 2021.

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02. FLEETCOR AT A GLANCE

Our Commitment to Culture, Diversity Inclusion, Belonging and Sustainability

Corporate responsibility promotes the long-term interests of our shareholders and strengthens Board and management accountability. Our corporate strategy includes a focus on how environmental and social issues may impact the long-term interests of our shareholders and other stakeholders. We believe that environmentally and socially responsible operating practices are important considerations while generating value for our shareholders, being good partners with our customers by providing efficient payment solutions, and being a good employer to our employees.

We created a sustainability working group in 2020, consisting of dedicated internal resources and external advisors to address environmental, social, and governance (ESG) factors that are important to our business. During 2021 and 2022, our sustainability working group continued to evaluate potential ESG risks and opportunities relevant to our Company based on the views held by our shareholders, leading ESG frameworks, and ESG rating agencies. We utilized aspects of the Sustainability Accounting Standard Board and the Task Force on Climate-related Financial Disclosures to evaluate our practices.

Human Capital

As of December 31, 2022, FLEETCOR employed approximately 10,000 associates located in over 18 countries around the world, with approximately 4,100 of those associates based in the United States. At FLEETCOR, we strongly believe that talent is a strong determinant of the Company’s performance and success. Our values-driven people programs, practices and policies have been developed to ensure we are able to attract, retain and develop the quality of talent necessary to advance our key initiatives and achieve our strategic objectives. We are firmly committed to delivering a strong employee value proposition and unique employment experience to our associates which, in turn, should lead to better customer experiences and business outcomes.

Culture

Our culture has evolved through time, as the Company has grown considerably both organically and through acquisitions. Despite FLEETCOR’s expansive size and geographic scope, we retain a strong entrepreneurial spirit, and share a common vision, mission and set of values, which together serve as cornerstones to our “One FLEETCOR” culture. Our core values, listed below, are infused in all aspects of FLEETCOR, and guide our employee selection, behavior and interactions with both internal and external stakeholders.

Diversity, Inclusion & Belonging

Our focus on diversity, inclusion and belonging (DIB) is important to our successful “One FLEETCOR” culture. As of December 31, 2022, females represented approximately 53% of our global workforce and approximately 24% of our senior leadership team, while minorities comprised approximately 34% of our domestic workforce and approximately 12% of our senior leadership team.

Fostering a culturally diverse and inclusive environment and creating a true sense of belonging are among our top priorities. Our global diversity council, three regional councils and nine employee resource groups (each, an ERG) are dedicated to building diversity, inclusion and belonging into all aspects of our global operations. Sponsored by the Chairman of the Board and CEO, the councils and ERGs are vital to creating an environment where all employees are able to prosper. Our ERGs allow a safe space for traditionally underrepresented employees to connect and discuss experiences. The ERGs also provide FLEETCOR with perspectives on the unique needs and lived experiences of those who are traditionally underrepresented.

2023 Notice of Annual Meeting & Proxy Statement	9

02. FLEETCOR AT A GLANCE

Core Values INNOVATION Figure out a better way COLLABORATION Accomplish more together EXECUTION Get it done outputs matter INTEGRITY Do the right thing PEOPLE We make the difference

Employee Wellness

FLEETCOR’s benefits programs are designed to meet the evolving needs of a diverse workforce across the globe. Because we want our employees and their families to thrive, in additional to our regular benefit offerings, we focused on physical and mental well-being in 2022. During the year, we offered free, online fitness classes, sponsored the FLEETCOR Wellbeing Challenge, provided access to employee assistance programs in all regions, and celebrated Mental Health Awareness programs globally.

Talent Development

FLEETCOR offers a variety of high-quality learning opportunities, designed to support employee development and organizational effectiveness. Learning opportunities are available in all geographies at all levels, and incorporate personal, business and leadership skills development with the goal of empowering our organization, creating avenues for closing skill gaps, and enhancing the capabilities of our workforce. Leadership, teamwork, communication, and many other soft skills are vital to our success. We offer a wide variety of career opportunities and paths to advancement through on-the-job coaching, training, and education. We are proud to be a company where an associate can start as an intern and turn that experience into a successful career.

Voice of the Employee

We continue to develop and refine our people programs based on feedback we receive directly from our workforce, which we gather through a survey of all employees globally. The participation rate for our 2021 survey was approximately 75%. We believe our employee proposition remains strong and we continue to attract and retain top talent. We continue to share the detailed engagement scores across the organization, and analyze the results to understand differences by geography, demographics, job level, and leader, and to identify opportunities for further improvement. Throughout 2022, we conducted several additional pulse surveys to assess the ongoing engagement of our workforce. We are preparing to launch our 2023 survey in the coming weeks.

In October 2020, FLEETCOR published its inaugural Corporate Responsibility & Sustainability Report (CRS Report), in which we provided detailed information about the Company’s views and approaches regarding environmental, social and governance issues. We published a 2021 CRS Report in January 2022, which contains information incremental to our inaugural report and is therefore intended to be read in conjunction with that report. Our 2021 CRS Report includes further details related to our global talent strategy, DIB metrics, employee wellness and talent development. We are currently preparing our third CRS Report for publication later this year. Our CRS Reports may be accessed electronically at https://investor.fleetcor.com, in the governance section.

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02. FLEETCOR AT A GLANCE

Sustainability

We believe we should do our part to ensure environmental sustainability. To that end, we:

In the UK, are registered with the Energy Savings Opportunity Scheme (ESOS) that assesses energy use and energy efficiency opportunities, including with respect to facilities, transportation and energy usage, at least once every four years

In the UK, comply with the Streamlined Energy and Carbon Reporting (SECR) regulations with respect to energy consumption and carbon emissions

Intend to continue strengthening our sustainability recording and reporting processes

Offer eco-friendly programs, including Clean Advantage® and EcoPoint, that provide our fleet card customers the opportunity to offset their fleets’ CO2 emissions through the purchase of carbon credits or the planting of new woodlands

Enable fuel cards to pay for alternative energy, such as electricity and hydrogen, for vehicles which require such to operate

Encourage customers to reduce paper consumption through electronic means, such as delivery of invoices, reports and other communications, payment of invoices, and document management

Continue our multi-year initiative to consolidate data centers

Support workplace initiatives designed to reduce our impact on the environment, whether through reduced energy use or effective waste management, including the following:

Motion sensor-controlled lighting

LED lighting

Time-controlled air conditioning

Video & telephone conferencing to reduce meeting-related travel

Printing defaulted to double-sided

Recycling

Reusable cups and water bottles

Disposal of hazardous waste, such as ink cartridges, batteries and light bulbs

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors

Our Board currently consists of eleven highly experienced and engaged members. Except for our CEO, all of our directors are independent under the NYSE rules. We continually focus on Board composition to ensure an appropriate mix of tenure and expertise that provides fresh perspectives and significant industry and subject matter experience.

The complexity of our global business requires oversight by experienced, informed individuals that understand the industry and challenges, and our Company on a deep level. Our directors’ diverse backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior management team.

DIRECTOR EXPERIENCE

Payments, financial services and fintech Informed about industry	10 of 11
Finance & accounting Understands the financial complexities of our business	9 of 11
Marketing & advertising Participates in expanding our business and brand awareness	3 of 11
Technology & innovation Equipped to respond to rapidly changing technology	10 of 11
Global business Able to navigate the global opportunities of our business	8 of 11
Cyber & information security Committed to maintaining customers’ trust	5 of 11
Business development & strategy Able to respond to fast-moving changes	9 of 11
Other public company leadership or board service Experienced in large-scale strategy and operations	9 of 11

Tenure*:

8 Years Average

*Since Company IPO in 2010
and through 2023

Age: 65 Average

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

The Nomination and Governance committee evaluates the Board’s composition at least annually to determine whether directors’ backgrounds and experiences align with our long-term strategy. The committee also takes into consideration the results of the Board’s self-evaluation. Based on its review, the committee determines whether Board refreshment is needed in the near future. Then the committee searches for potential candidates, utilizing a variety of sources to help identify nominees who would be valuable assets to our Board and to FLEETCOR. To meet the needs of our Board, the committee seeks to identify candidates possessing the desired qualities, skills and background.

All directors’ terms expire at this year’s annual meeting, and they will stand for election for a one-year term, expiring at the following annual meeting. At and after the annual meeting, all directors will be elected annually and we will have no classified director terms.

In February and March 2023 the Board was considering feedback it received in light of its continued shareholder engagement, including shareholder views expressed to us on our strategy, performance and Board composition. In March 2023, the Company, following an extensive and deliberative engagement process, entered into a Cooperation Agreement (the “Cooperation Agreement”) with D.E. Shaw Oculus Portfolios, L.L.C. and D.E. Shaw Valence Portfolios, L.L.C. (collectively, “D.E. Shaw”). Under the terms of the Cooperation Agreement, among other things, we appointed Rahul Gupta to the Board. We also formed a Strategic Review Committee of the Board focused on consideration of the possible separation or disposition of one or more businesses of the Company. In addition, we agreed to add a second new director. Upon appointment of the second new director, it is expected that one of the Company’s longer tenured directors will retire. The appointment of Mr. Gupta and the Company’s agreement to add a second new director advances the Company’s Board refreshment process, which is intended to deepen the Board’s skill set in financial oversight. These new appointments follow the January appointment of Annabelle Bexiga, a technology executive.

Based on the needs of the Board and FLEETCOR, the Board has selected Messrs. Buckman, Clarke, Farrelly, Gupta, Hagerty, Jones, Macchia, Sloan and Stull and Mses. Bexiga and Moddelmog as nominees to be voted upon at the annual meeting by the shareholders.

Age: 61 Director Since: 2023	Annabelle Bexiga

Featured experience, qualifications and attributes: Prior Chief Information Officer positions at AIG (NYSE: AIG), a multinational finance and insurance corporation, from 2015 to 2017, TIAA, a Fortune 100 financial services organization, from 2010 to 2015, Bain Capital, and JP Morgan Chase.

Other board experience (current): Triton International Limited, StoneX Group Inc., DWS Group GmbH & Co. KGaA, and Quantexa Ltd.

Provides: Substantial expertise in technology, security, and financial services.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Age: 75 Director Since: 2013	Michael Buckman

Featured experience, qualifications and attributes: former Managing Partner and Founder of Buckman Consulting LLC, a travel, logistics and payment systems consulting firm, since founding in 2009; prior President of the Asia/Pacific division of BCD Travel, and Chief Executive Officer of BCD from 2001 to 2007; Senior executive positions with Homestore.com, American Express, Sabre Travel Services, American Airlines and Worldspan

Provides: Extensive experience as a senior executive of various technology, travel and payment systems companies

Age: 67 Director Since: 2000	Ronald F. Clarke

Featured experience, qualifications and attributes: Company CEO since August 2000; prior President & COO of AHL Services, Inc. a staffing firm; Chief Marketing Officer of Automatic Data Processing, a computer services company; Principal with Booz Allen Hamilton, a global management firm; Marketing Manager of General Electric Company, a diversified technology, media and financial services company

Other board experience (current): Ceridian HCM Holding Inc. (NYSE: CDAY)

Provides: Deep knowledge of our Company and industry through his service as our chief executive officer

Age: 79 Director Since: 2014	Joseph W. Farrelly

Featured experience, qualifications and attributes: Senior Vice President, Chief Information Officer of Interpublic Group of Companies, Inc. (NYSE:IPG), a global provider of advertising and marketing services, from 2006 through March 2015; prior Executive Vice President and Chief Information Officer at Aventis, Vivendi Universal, Joseph E. Seagrams and Nabisco

Other board experience (current): NetNumber Inc.

Other board experience (prior): Helium, GridApps and Aperture Technologies, Inc., all of which were acquired by larger companies in their respective industries

Provides: Substantial experience and knowledge regarding information technology and security; experience in advertising and marketing

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Age: 64 Director Since: 2023	Rahul Gupta

Featured experience, qualifications and attributes: Prior executive positions as CEO of RevSpring, a healthcare billing and payments company from 2017 to 2019; as Group President for Fiserv (NASDAQ: FISV) from 2006 to 2017 and as President for eFunds (NYSE: EFD) from 2002 to 2006. In addition, Mr. Gupta has launched several startup companies in the payments and marketing spaces, built technology businesses for Fidelity Investments, and served numerous consulting clients for PricewaterhouseCoopers (PwC).

Other board experience (current): Mitek (NASDAQ: MITK), SavvyMoney, Amount. Inc., Exact Payments and Capital Good Fund

Other board experience (prior): Cardtronics plc (formerly NASDAQ: CATM) from 2020 to 2021; Paylease, LLC from 2019 to 2021 and Ncontracts from 2018 to 2020.

Provides: Over 37 years of experience in the financial services and payments industries and significant experience in fintech venture and private equity

Age: 60 Director Since: 2014	Thomas M. Hagerty

Featured experience, qualifications and attributes: Managing Director of Thomas H. Lee Partners, L.P., a leading private equity firm, since 1994

Other board experience (current): Black Knight, Inc. (NYSE: BKI) (not standing for re-election), Ceridian HCM Holding Inc. (NYSE: CDAY), Fidelity National Financial, Inc. (NYSE: FNF), and Dun & Bradstreet Holdings, Inc. (NYSE:DNB)

Provides: Managerial and strategic expertise developed by working with and enhancing value at large, growth-oriented companies; expertise in corporate finance; substantial public company board experience

Age: 52 Director Since: 2020	Archie L. Jones, Jr.

Featured experience, qualifications and attributes: Managing Director of Six Pillars Partners, a private equity firm investing in high-growth companies, and a Professor at Harvard Business School; prior executive positions at private equity, public and private companies including NOWaccount Network Corporation, IBM, Kenexa (NYSE: KNXA) and Parthenon Capital; Certified Public Accountant and graduate of Morehouse College and Harvard Business School

Other board experience (current): Project Evident

Provides: Managerial expertise in the financial institutions industry; expertise in mergers and acquisitions

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Age: 71 Director Since: 2010	Richard Macchia

Featured experience, qualifications and attributes: Chief Financial Officer and Senior Vice President of Administration for Internet Security Systems, Inc., an information security provider, from 1997 through October 2006, when it was acquired by International Business Machines Corporation; senior executive roles, including as principal financial officer and accounting officer, with several public companies, including with MicroBilt Corporation, a financial information services company, and First Financial Management Corporation, a company providing credit card authorization, processing and settlement services and other enterprise solutions; Partner in the audit and assurance practice of KPMG

Provides: Over 20 years of experience in the financial and information services industry and significant audit and accounting background

Age: 67 Director Since: 2017	Hala G. Moddelmog

Featured experience, qualifications and attributes: President & CEO of the Woodruff Arts Center, which enriches the lives of more than 800,000 patrons annually, including more than 170,000 students and teachers, making the Woodruff Arts Center the largest arts educator in the state of Georgia; prior President & CEO of the Metro Atlanta Chamber of Commerce; prior President of Arby’s Restaurant Group, Inc., a division of Wendy’s/Arby’s Group, Inc. (NYSE: WEN); President & CEO of Susan G. Komen for the Cure, the world’s largest breast cancer organization; CEO of Catalytic Ventures, LLC, a business that evaluated investment opportunities in foodservice, franchising and multi-unit retail; and President of Church’s Chicken

Other board experience (current): Lamb Weston Holdings, Inc. (NYSE: LW)

Other board experience (prior): Amerigroup Corporation (NYSE: AGP) from 2009 to 2012; AMN Healthcare Services, Inc. (NYSE: AHS) from 2008 to 2010 and a number of non-profit boards of directors

Provides: Over 20 years leading and enhancing value at high-growth companies including through M&A; expertise in marketing; experience as an executive of large public companies; community ties and extensive board experience

Age: 55 Director Since: 2013	Jeffrey S. Sloan

Featured experience, qualifications and attributes: CEO of Global Payments Inc., a leading international payments technology company since 2013; prior Executive positions with Goldman Sachs Group, Inc., including Partner and the worldwide head of Goldman’s financial technology group

Other board experience (current): Global Payments Inc. (NYSE: GPN); Metro Atlanta Chamber of Commerce; Atlanta Committee for Progress

Provides: 28 years of experience in the financial services and payments industries; financial acumen and experience as a public company executive

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Lead Independent Director Age: 64 Director Since: 2000	Steven T. Stull

Featured experience, qualifications and attributes: CEO and Co-Founder of Advantage Capital Partners, a private equity firm, overseeing investments in the technology, financial and information services industries, since 1992; prior Investment executive with a large insurance company; Chief financial officer of an information services company and other career experience in financial institutions

Provides: Deep experience in investments and the financial services business

Evaluation and Evolution of Our Board

As part of our focus on shareholder value, we regularly evaluate the performance of our Board and its committees and engage in self-evaluation process. We also evaluate the mix of experience, expertise and tenure of our individual directors. Our corporate governance guidelines reflect this approach. We believe our directors’ diverse backgrounds help us to make the most of opportunities and to effectively manage risk. We believe that our efforts have and will continue to result in a board and management focused on delivering exceptional value to our shareholders.

Board Meetings and Committees

The Board held five meetings in 2022 and each director attended at least 75% of all Board and applicable committee meetings during the year. Our independent directors meet regularly in executive session at each scheduled in-person

Board meeting. These sessions are led by independent directors selected on a rotating basis, who report the results of the independent sessions to the CEO and, if appropriate to other members of senior management.

Through 2022, our Board had five standing committees: an audit committee; a compensation committee, a nominating and corporate governance committee referred to as our governance committee; an executive and acquisitions committee; an information technology and security committee. As described above, we entered into the Cooperation Agreement in March 2023, pursuant to which we formed an ad hoc strategic review committee. The table below provides current membership for each of the Board committees.

Each committee meets at least quarterly, except the executive and acquisitions committee and strategic review committee, which meets as needed when matters within its charter arise. Our Board has adopted charters for the committees, which are available on our website at https://investor.FLEETCOR.com.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committee Membership

	Audit	Compensation	Nomination & Governance	Executive & Acquisitions	Information Technology & Security	Strategic Review
Annabelle Bexiga	—	—	—	—	M	M
Michael Buckman	M	—	—	—	M	—
Ronald F. Clarke	—	—	—	C	—	C
Joseph W. Farrelly	—	M	—	—	C	—
Rahul Gupta	—	—	M	—	—	M
Thomas M. Hagerty	—	C	—	M	—	M
Archie L. Jones, Jr.	M	—	M	M	—	—
Richard Macchia	C, F	—	—	—	M	—
Hala G. Moddelmog	—	M	C	—	—	—
Jeffrey S. Sloan	—	—	—	M	M	M
Steven T. Stull	—	M	M	—	—	—

C = Chair          M = Member          F = Financial Expert

Audit Committee

The audit committee currently consists of Messrs. Buckman, Jones and Macchia and is chaired by Mr. Macchia. The audit committee held five meetings in 2022. The Board determined that each member of the audit committee is independent under the NYSE rules and Rule 10A-3 of the Exchange Act, and has determined that Mr. Macchia qualifies as an “audit committee financial expert” under SEC rules.

The audit committee’s primary responsibilities include:

appointing and overseeing independence of and all other aspects of our relationship with our independent registered accountants reviewing and monitoring our accounting principles and policies, and our financial and accounting controls and compliance with regulatory requirements overseeing the financial reporting process and reviewing our interim and annual financial statements establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters approving all audit and permissible non-audit services to be performed by our independent accountants reviewing and approving related-party transactions

Compensation Committee

The compensation committee currently consists of Messrs. Farrelly, Hagerty and Stull and Ms. Moddelmog and is chaired by Mr. Hagerty. The compensation committee held six meetings in 2022. The Board has determined that each compensation committee member is independent under the NYSE rules for compensation committee members.

The compensation committee’s primary responsibilities include:

annually reviewing and approving the goals, objectives and specific levels of our executive compensation programs reviewing and approving employment, severance and change in control arrangements administering our executive incentive plans

reviewing and approving policies related to executive compensation, including stock ownership guidelines, clawback policy and hedging/pledging policy selecting our independent compensation consultant

The compensation committee may from time to time delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

See “Compensation Discussion and Analysis” for a description of the processes and procedures of the compensation committee, the committee’s role, and the role of our executive officers and the compensation committee’s independent compensation consultant, in determining or recommending the amount or form of compensation for executive officers and directors.

Nomination and Governance Committee

The governance committee currently consists of Messrs. Jones, Gupta and Stull and Ms. Moddelmog and is chaired by Ms. Moddelmog. The governance committee held four meetings in 2022.

The governance committee’s primary responsibilities include:

overseeing succession planning

developing and recommending criteria for selecting new directors evaluating individuals and qualifications to become directors recommending nominees for committees of the Board

assisting the Board with matters concerning corporate governance practices overseeing ESG initiatives and considerations

The governance committee may from time to time delegate all or a portion of its duties and responsibilities to a subcommittee.

Executive and Acquisitions Committee

Our executive and acquisitions committee currently consists of Messrs. Clarke, Hagerty, Jones and Sloan and is chaired by Mr. Clarke. The executive and acquisitions committee held no meetings in 2022, as all acquisitions were discussed with the full Board. The executive and acquisitions committee is responsible for addressing important Company matters, including capital expenditures, investments, acquisitions, dispositions and financing activities, that the Chairman of the Board determines should be addressed before the next scheduled meeting of the Board.

Information Technology and Security Committee

Our information technology and security committee consists of Messrs. Farrelly, Buckman, Macchia and Sloan and Ms. Bexiga, and is chaired by Mr. Farrelly. The information technology and security committee held four meetings in 2022. The information technology and security committee is responsible for providing oversight and leadership for our information technology security and cybersecurity, planning processes, policies and objectives. In furtherance of this role, the primary purpose of the committee is to review, assess and make recommendations regarding the long-term strategy for global information security and the evolution of our technology in a competitive environment.

To  accomplish this purpose, the information technology and security committee has five primary responsibilities:

understanding the security controls and assessments conducted on our major payment platforms and comparing same to industry best practices evaluating strategies to protect our intellectual property

assessing opportunities to update our processing platform strategies to ensure the long term effective and efficient use of our resources reviewing progress on significant IT security and cybersecurity projects and evaluating effectiveness of projects overseeing our disaster recovery and business continuity plans

Strategic Review Committee

As described above, we entered into the Cooperation Agreement in March 2023, pursuant to which we formed an ad hoc strategic review committee. Our strategic review committee currently consists of Messrs. Clarke, Hagerty, Gupta and Sloan and Ms. Bexiga, and is chaired by Mr. Clarke. The strategic review committee is responsible for the consideration of a possible separation of one or more businesses of the Company, whether by sale, spin-off or split-off or other transaction.

Board Leadership

Our corporate governance guidelines provide that our Board will include a majority of independent directors. Our CEO serves as the Chairman of the Board and has served as such since 2003. While we believe this leadership structure has been effective, since 2020 a Lead Independent Director has served as a representative of the independent, non-employee directors of the Board and exercise additional powers and responsibilities in connection with Board meetings. The Lead Independent Director will serve a one-year term, which expires at each annual meeting of shareholders. Mr. Stull has served as Lead Independent Director since 2020, with his term ending at the annual meeting. The Board expects that, if elected at the annual meeting, Mr. Stull will be appointed to serve another term as Lead Independent Director until the 2024 annual meeting.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

The Lead Independent Director has the following powers and responsibilities:

preside at all meetings of the Board at which the Chairman of the Board is not present preside over executive sessions of the non-employee directors serve as liaison between the non-employee directors and the Chairman and the CEO call meetings of non-employee directors, with appropriate notice coordinate with the Chairman and CEO on meeting schedules, agendas and information provided to the Board be available for consultation with significant shareholder if so requested and exercise and perform such other powers and duties as may be assigned to the Lead Independent Director by the Board from time to time

Our corporate governance guidelines provide that our non-management directors will meet in executive session, without management present, as frequently as they deem appropriate, and they typically meet in executive session at the time of each regular Board meeting. The Lead Independent Director presides during the meeting of independent directors, and acts as a liaison between the non-management directors and the chairman and CEO in connection with each regular meeting.

We believe that having a combined chairman and CEO, balanced with a Lead Independent Director, as well as a Board otherwise comprised solely of independent directors who meet regularly in executive session and independent chairs for the Board’s audit committee, compensation committee and governance committee and information technology and security committee provides an effective form of Board leadership and an appropriate balance between strategy development and independent oversight. The Board believes that having our CEO serve as Chairman of the Board facilitates the Board’s decision-making processes because Mr. Clarke possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. Accordingly, he is best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. The combined role enables decisive leadership, ensures accountability and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers.

Risk Oversight

Our Board, together with its committees, is responsible for overseeing our risk management. The chair of each committee reports to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

The audit committee is responsible for reviewing and approving the annual internal audit plan, our major financial and compliance risk exposures, steps taken to monitor and control such exposures, risk management and risk assessment policies, significant findings and recommendations and management’s responses. In addition, our internal audit function routinely performs audits on various aspects of operational risks and reports the results quarterly.

The compensation committee considers risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

The nomination and governance committee is responsible for succession planning, governance structure and processes, ESG initiatives and considerations, legal and policy matters with potential significant reputational impact and shareholder concerns.

The information technology and security committee focuses on risks associated with information technology and security, such as cybersecurity, security controls, technology initiatives and intellectual property protection. The information technology and security committee conducts reviews at least quarterly to oversee the efficacy of cybersecurity risk initiatives and related controls, policies, procedures, training, preparedness and governance structure. The Board and the information technology and security committee directed the formation of a cross-functional cybersecurity council at the Company, and receive regular cybersecurity reports from the global CIO, the corporate CIO and the chief information security officer, among others.

Our Board, with input from the various committees and senior management, regularly engages in discussing the most significant risks and how the risks are being managed. Our management team is responsible for identifying and working with the Board to manage business risk and design a risk framework, including setting boundaries and monitoring risk appetite. We believe that our leadership structure, as described above, supports the risk oversight function of the Board.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our corporate governance guidelines provide that a majority of our directors will be independent. Our Board has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are included in our corporate governance guidelines available on our website at https://investor.FLEETCOR.com. The guidelines exceed the independence requirements of the NYSE. Under the director independence guidelines and NYSE rules, the Board must annually review each director’s independence and affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has analyzed the independence of each director and determined that, except for our CEO, they each meet the standards of independence under our director independence standards, and applicable NYSE listing rules, including that each member is free of any relationship that would interfere with their individual exercise of independent judgment.

2022 Director Compensation

The non-employee members of our Board receive compensation for serving as directors. Our Board believes restricted stock awards are an appropriate form of compensation for our directors because the value of the grants increases as the value of our stock price increases, aligning the interests of these directors with those of our shareholders.

Annual grants for director service for 2022 had a target value at grant of approximately $300,000. The amount of these grants was determined based on our Board’s general experience with market levels of director compensation. In addition, the Board approved a cash payment in the amount of $75,000 for each independent committee Chair serving in such capacity in January 2022 (Messrs. Farrelly, Hagerty, Macchia and Stull and Ms. Moddelmog). The decision to provide cash compensation is reviewed on an annual basis. All members of our Board are reimbursed for actual expenses incurred in connection with attendance at Board meetings. Mr. Clarke does not receive any compensation for service on our Board.

Our corporate governance guidelines set forth an expectation that all non-employee directors will hold at least a specified dollar amount of common shares or equity interests within five years of becoming a director. In 2019, our Board increased the stock ownership guideline from $150,000 to $1,250,000. Based on the closing stock price on December 31, 2022, eight of our non-employee directors are currently in compliance with this guideline and we expect that our three newest directors will meet the guideline within five years, as required by our Corporate Governance Guidelines.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Michael Buckman	—	$300,074	$300,074
Joseph W. Farrelly	$75,000	$300,074	$375,074
Thomas M. Hagerty	$75,000	$300,074	$375,074
Mark A. Johnson (1)	—	$300,074	$300,074
Archie L. Jones, Jr.	—	$300,074	$300,074
Richard Macchia	$75,000	$300,074	$375,074
Hala G. Moddelmog	$75,000	$300,074	$375,074
Jeffrey S. Sloan	—	$300,074	$300,074
Steven T. Stull	$75,000	$300,074	$375,074

(1) Ms. Bexiga was appointed to the Board effective January 27, 2023, replacing Mr. Johnson; and Mr. Gupta was appointed to the Board effective March 15, 2023.

(2) Consisted of shares of restricted stock, which vested on January 24, 2023. The value for stock awards in this column represents the grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. On December 31, 2022, each non-employee director had 1,331 shares of restricted stock outstanding.

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications

The qualifications for directors are described in our corporate governance guidelines, which is available on our website.

The Board does not currently apply any minimum qualifications or require that a director have specified qualities or skills in order to be considered for a position as a director. The Board recognizes the value of diversity among its members and the impact it can have on the performance of the Board. In addition to a director’s professional experience that will benefit our business, we seek to have a Board which represents diversity in professional experiences, viewpoints, gender, age, race, ethnicity, sexual orientation, nationality and cultural background.

Our corporate governance guidelines provide that no director should serve on more than four other public company boards, unless the governance committee determines otherwise.

Directors are expected to advise the Chairman of the Board and the governance committee Chair in advance of accepting an invitation to serve on another public company board.

The Board has not limited the number of years for which a person may serve as a director or require a mandatory retirement age, because such limits could deprive us of the valuable contributions made by a director who develops, over time, significant insights into us and our operations.

The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria stated above. In addition, the committee considers the existing directors’ performance on the Board and any committee.

Director Nomination Process

Selection of Director Nominees: Our governance committee is responsible for evaluating candidates for election or appointment to our Board based on the criteria discussed above. The governance committee considers candidates identified by it, other directors, executive officers and shareholders, and, if desired, a third-party search firm. The committee selects nominees to recommend to the Board, which considers and makes the final selection of director nominees and directors to serve on its committees.

In addition, as outlined above, pursuant to the terms of the Cooperation Agreement, in March 2023 we agreed to nominate Mr. Gupta and agreed to add a second new director.

Shareholder Recommendations of Nominees:

The governance committee of the Board considers recommendations for candidates for nomination to the Board by shareholders. The governance committee will consider and evaluate candidates recommended by shareholders in the same manner as candidates recommended from other sources. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then that nominee will be named in the proxy statement for the next annual meeting.

Shareholder recommendations must be addressed to:

FLEETCOR Technologies, Inc.

Attention: Corporate Secretary

DIRECTOR CANDIDATE RECOMMENDATION

3280 Peachtree Road, Suite 2400

Atlanta, Georgia 30305

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03. CORPORATE GOVERNANCE AND BOARD MATTERS

Proxy Access Nominations: Our Bylaws establish procedures for nominations by eligible shareholders of candidates for election as directors at an annual meeting and to have those nominees included in our proxy materials. To  be timely for consideration at our 2024 annual meeting, a shareholder’s proxy access notice to the corporate secretary regarding a proxy access director nomination must be received no earlier than November 28, 2023, and no later than December 28, 2023. However, in the event that the 2024 annual meeting is called for a date that is not within thirty days of June 9, 2024, notice by the shareholder must be received by no later than the tenth day following the date of the public announcement.

Shareholder proxy access nominations must be addressed to:

FLEETCOR Technologies, Inc.

Attention: Corporate Secretary

PROXY ACCESS DIRECTOR NOMINEE

3280 Peachtree Road, Suite 2400

Atlanta, Georgia 30305

Contacting the Board: Shareholders and other interested parties can contact the Board as a group or the non-management directors as a group as follows:

For the Board as a whole: FLEETCORBoard@FLEETCOR.com

For the non-management directors: FLEETCORNonManagementDirectors@FLEETCOR.com

The Corporate Secretary reviews all written and emailed correspondence received from shareholders and other interested parties and forwards such correspondence periodically to the directors if and as appropriate. Shareholders can submit communications anonymously or by identifying themselves.

Governance Policies

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, at https://investor.FLEETCOR.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

the method for interested parties to communicate directly with the presiding director or with the independent directors as a group the identity of any member of our audit committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our audit committee contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues

We will provide copies of any of the foregoing information without charge upon written request to:

FLEETCOR Technologies, Inc.
Attention: Corporate Secretary
3280 Peachtree Road, Suite 2400

Atlanta, Georgia 30305

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04.	INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth the common shares beneficially owned by our directors, our chief executive officer, our chief financial officer and our next three most highly compensated executive officers, whom we refer to as our “named executive officers” or NEOS, and all persons known to us to own more than 5% of our outstanding common shares, as of February 17, 2023. Percentages are based on 73,491,592 shares outstanding as of February 17, 2023.

Name and Address(1)	Common Shares Beneficially Owned(2)	Right to Acquire(3)	Total(4)	Percent(4) of Outstanding Shares(5)
The Vanguard Group (6) 100 Vanguard Boulevard Malvern, PA 19355	8,188,881	—	8,188,881	11.14%
Blackrock, Inc.(7) 55 East 52nd Street New York, NY 10055	5,357,207	—	5,357,207	7.29%
Orbis Investments (8) Orbis House, 25 Front Street, Hamilton, Bermuda HM11	4,821,926	—	4,821,926	6.56%
Wellington Management Company LLP (9) 280 Congress Street Boston, MA 02210	4,641,692	—	4,641,692	6.32%
Directors and NEOs:
Ronald F. Clarke (10)	1,973,950	2,125,000	4,098,950	5.4%
Alissa B. Vickery (11)	1,848	25,741	27,589	*
Charles Freund (12)	24,585	29,559	54,144	*
John S. Coughlin (13)	4,717	131,547	136,264	*
Alexey Gavrilenya (14)	4,959	161,647	166,606	*
Alan King(15)	19,230	67,572	86,802	*
Armando L. Netto (16)	32,892	154,705	187,597	*
Annabelle Bexiga (17)	2,495	—	2,495	*
Michael Buckman (18)	22,136	—	22,136	*
Joseph W. Farrelly (19)	15,628	—	15,628	*
Rahul Gupta (20)	—	—	—	*
Thomas M. Hagerty (21)	8,812	—	8,812	*
Mark A. Johnson (22)	85,966	—	85,966	*

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04.	INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

Name and Address(1)	Common Shares Beneficially Owned(2)	Right to Acquire(3)	Total(4)	Percent(4) of Outstanding Shares(5)
Archie L. Jones Jr. (23)	2,969	—	2,969	*
Richard Macchia (24)	14,247	—	14,247	*
Hala G. Moddelmog (25)	6,639	—	6,639	*
Jeffrey S. Sloan (26)	14,176	—	14,176	*
Steven T. Stull (27)	26,386	—	26,386	*
Directors and executive officers as a group (17 Persons)	2,261,635	2,695,771	4,957,406	6.5%

(1) The business address for each individual listed is 3280 Peachtree Road, Suite 2400, Atlanta, Georgia 30305.

(2) Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. This column excludes shares that may be acquired through stock option exercises.

(3) This column includes shares that can be acquired through stock option exercises through April 18, 2023.

(4) This column includes common shares, restricted shares, and shares that can be acquired through stock option exercises through April 18, 2023.

(5) *Less than 1%

(6) This information was reported on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023 on behalf of nine affiliated Vanguard entities.

(7) This was reported on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 3, 2023 on behalf of 19 affiliated Blackrock entities.

(8) This information was reported on a Schedule 13G/A filed by Orbis Investment Management Limited (“OIML”); Orbis Investment Management (U.S.), L.P. (“OIMUS”) and Allan Gray Australia Pty Limited (“AGAPL”), with the SEC on February 14, 2023, on behalf of 3 affiliated Orbis entities.

(9) This information was reported on a Schedule 13G/A filed by Wellington Management Group LLP with the SEC on February 14, 2023 on behalf of four affiliated Wellington entities.

(10) Includes 1,973,950 common shares and vested options to purchase 2,125,000 shares.

(11) Includes 956 common shares, 892 shares subject to vesting requirements and options to purchase 24,635 shares, and options to purchase 1,106 shares vesting within 60 days.

(12) Includes 24,585 common shares and vested options to purchase 29,559 shares.

(13) Includes 4,717 common shares and vested options to purchase 131,547 shares.

(14) Includes 4,959 common shares and vested options to purchase 161,647 shares.

(15) Includes 17,594 common shares, vested options to purchase 59,951 shares, options to purchase 7,621 shares vesting within 60 days, and 1,636 restricted shares subject to vesting requirements.

(16) Includes 29,821 common shares, vested options to purchase 108,439 shares, options to purchase 46,266 shares vesting within 60 days subject to vesting requirements, and 3,071 restricted shares subject to vesting requirements.

(17) Appointed director on January 27, 2023. Includes 2,495 restricted shares subject to vesting requirements.

(18) Includes 20,639 common shares and 1,497 restricted shares subject to vesting requirements.

(19) Includes 14,131 common shares and 1,497 restricted shares subject to vesting requirements.

(20) Appointed director on March 15, 2023.

(21) Includes 7,315 common shares and 1,497 restricted shares subject to vesting requirements.

(22) Includes 85,966 common shares.

(23) Includes 1,472 common shares and 1,497 restricted shares subject to vesting requirements.

(24) Includes 12,750 common shares and 1,497 restricted shares subject to vesting requirements.

(25) Includes 5,142 common shares and 1,497 restricted shares subject to vesting requirements.

(26) Includes 12,679 common shares and 1,497 restricted shares subject to vesting requirements.

(27) Represents 6,247 common shares held by Advantage Capital Financial Company, LLC (“Advantage Capital”) and related entities, and 20,139 common shares held by Mr. Stull. Mr. Stull has shared voting power with respect to the shares held by Advantage Capital and as a result may be deemed to beneficially own such shares. Mr. Stull disclaims ownership of the shares held by the Advantage Capital entities except to the extent of his pecuniary interest in them. Advantage Capital is a private equity firm.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Our compensation policies and programs, the material compensation decisions we have made under those policies and programs, and the material factors that we have considered in making those decisions are described in this section. Following this section is a series of tables containing specific information about the compensation earned or paid in 2022 to the individuals we refer to as our “named executive officers” or “NEOs” for purposes of this proxy statement, who are our Chief Executive Officer (“CEO”), each individual who served as our Chief Financial Officer (“CFO”) during 2022, and certain other highly paid current and former executive officers, in accordance with SEC rules. The discussion below is intended to explain the detailed information provided in the executive compensation tables and to put that information into context within our overall compensation program.

Our NEOs for 2022 were:

Name	Position
Ronald F. Clarke	Chief Executive Officer and Chairman of the Board
Alissa B. Vickery	Interim Chief Financial Officer and Chief Accounting Officer(1)
Charles R. Freund	Former Chief Financial Officer and Secretary
Armando L. Netto	Group President, Brazil
Alan King	Group President, Global Fleet
Alexey Gavrilenya	Former Group President, North America Fuel
John S. Coughlin	Former Group President, Corporate Payments

(1) As previously disclosed, we appointed Tom Panther as our Chief Financial Officer, effective May 12, 2023. We expect that Ms. Vickery will continue to serve as interim Chief Financial Officer until such date, at which point she will continue in her role as Chief Accounting Officer.

Leadership Transitions in 2022

On March 1, 2022, we announced the departure of Mr. Coughlin to pursue other opportunities. Mr. Coughlin remained with FLEETCOR as a senior advisor to help ensure a smooth transition of his responsibilities. On May 23, 2022, we announced the establishment of a new “global fleet organization,” combining our North America and International Fleet organizations into one. In connection with such change, Mr. King was promoted to lead the new combined global fleet organization, and Mr. Gavrilenya, former Group President North America fleet, ceased serving in that role. Mr. Gavrilenya remained with FLEETCOR as a senior advisor until December 31, 2022, to help ensure a smooth transition of his responsibilities.

On September 22, 2022, Mr. Freund notified FLEETCOR of his decision to resign as Chief Financial Officer effective October 3, 2022. Mr. Freund remained with FLEETCOR in a consulting capacity until December 31, 2022 to help ensure a smooth transition of his responsibilities. In connection with Mr. Freund’s departure, Ms. Vickery, our Chief Accounting Officer, was appointed to serve as our interim Chief Financial Officer.

Ms. Vickery’s compensation for 2022 was established prior to her appointment as our interim Chief Financial Officer. Therefore, certain elements of her 2022 compensation differ in design and magnitude from the compensation of our other NEOs.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Navigating the Opportunities of 2022

2022 Performance

FLEETCOR is a leading global business payments company that helps businesses spend less by enabling them to better manage their expense-related purchasing and vendor payments processes. FLEETCOR’s smarter payment and spend management solutions are delivered in a variety of ways depending on the needs of the customer. From physical payment cards to software that includes customizable controls and robust payment capabilities, we provide businesses with a better way to pay.

Our unique positioning and focus on performance drove our results in 2022. We realized impressive performance the with:

Revenue of $3.4 billion, which was up 21% and Adjusted EPS of $16.10, also up 22%.

Both of which were all-time record highs for the Company

Organic revenue growth for 2022 was 13%, which was the highest organic revenue growth rate that we’ve ever reported

2022 sales were up 21% versus 2021, which are the most important driver of growth

$1.2 billion of capital deployed for acquisitions and stock buybacks

We meaningfully advanced our “beyond strategy” in 2022, extending both the product set and served customer segments in each of our major businesses. These beyond extensions increase our TAM, and better position our LOB for long term growth. Some highlights from 2022 include:

In Global Fleet, we significantly advanced our Electric Vehicle (EV) capabilities, and the concept of “defensive” and “offensive” EV initiatives

In Brazil, we expanded our tag fueling solution to more accepting sites and more users, and we launched a new vehicle insurance offering, which enjoyed rapid acceptance

In Corporate Payments, we added AP automation workflow software to our full AP payment solution, and further scaled our cross-border footprint in Europe

In Lodging, we further expanded our two new verticals, airlines and insurance, with each reaching almost $100M in revenue

We are squarely focused on the future, as we’ve captured more of the corporate payments value stream, and potential with our recent acquisitions. Today, Corporate Payments revenue represents 25% of the Company and is growing 20% year-over-year. We expect to capture much more business as the transition to newer, improved AP Automation processes gains steam.

And in EVs; while a small part of our business today, we believe the EV transition provides a big opportunity to expand the fleet business beyond our core, commercial fleet offering. We are the global leader in comprehensive mixed fleet solutions in the UK, and we’re now in market with our 3 in 1 solution for commercial fleet clients. This includes a public EV charging network, at home charging software for EVs, and of course ICE (internal combustion engine) fueling, which are all integrated into one solution.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Responsiveness to 2022 Say-On-Pay Vote

Our say-on-pay proposal at our 2022 Annual Meeting of Shareholders received approximately 35% approval. During 2022, we undertook engagement efforts to receive shareholder feedback regarding matters of importance to shareholders. Our engagement process included not only representatives of our executive team, but also our compensation committee Chair and additional Board members.

After we mailed our Proxy Statement for the 2022 Annual Meeting of Shareholders, we contacted our largest 10 shareholders as of December 31, 2021 (excluding our CEO) who at that time held approximately 50.3% of our outstanding common shares in the aggregate. Based on our outreach efforts and our review of the recommendations of proxy advisory firms, we have identified a few key areas of concern with respect to our executive compensation program as disclosed in our 2022 Proxy Statement.

2019-2023 CEO Equity Compensation. During the five-year period of 2019-2023, Mr. Clarke has been granted two long-term equity awards:

In 2019, 25,000 restricted stock performance shares with a grant date fair value of $9,473,750; and
In 2021, 850,000 performance-based stock options with stock price hurdles of $350 and $400, with a grant date fair value of $55,556,000.
Mr. Clarke has received no equity grants in 2020 and 2022, and has agreed to receive no long-term equity compensation in 2023.

As of April 17, 2023, Mr. Clarke has not realized any compensation from his 2019 and 2021 equity awards (see table below):

The 25,000 performance stock award from 2019 has been forfeited; and
The 850,000 performance stock option award from 2021 is “out-of-the-money”.

Meanwhile, the profit performance of the Company since 2019 has increased from $11.79 Adjusted EPS to $16.10 in Adjusted EPS for 2022. This suggests significantly better Company profit performance, than “equity compensation realized” for Mr. Clarke under equity awards that were granted during the same five-year period.

CEO Long-Term Equity Awards – 2019 through 2023

Fiscal Year	Award Type	Target Award	Grant Date Fair Value Reported in Summary Compensation Table	Realized Value as of April 17, 2023	Adjusted EPS
2019	Performance Shares	25,000	$9,473,750	$0	$11.79
2020	NONE	—	—	—	$11.09
2021	Performance Stock Options	850,000	$55,556,000	$0	$13.21
2022	NONE	—	—	—	$16.10
2023	NONE	—	—	—	TBD
	Total for Five-Year Period (2019-2023) as of April 17, 2023:		$65,029,750	$0

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05. COMPENSATION DISCUSSION AND ANALYSIS

Performance Period for Non-CEO Equity Awards. We continue to grant performance-based equity compensation awards to our NEOs other than Mr. Clarke that are scored based on performance achievement over one-year performance measurement periods. Our performance-based restricted stock unit awards, to the extent earned, are subject to ratable vesting over a three-year service period, which we believe enhances our ability to retain talented executives.

Disclosure of Performance Targets. We continue to believe that the disclosure of certain goal levels for our NEOs’ annual cash incentive and equity awards would cause us competitive harm.

Shareholder Outreach Generally

Our Board and management have taken a long-term view toward shareholder engagement and recognize that solicitation and consideration of shareholder feedback is critical to driving growth and creating shareholder value. As a result, we regularly engage with our shareholders throughout the year in multiple forms — calls and in-person meetings with members of the management team, and shareholder conferences — to encourage ongoing, meaningful dialogue.

Forward-Leaning Compensation Practices

FLEETCOR has embraced best practices in our compensation programs, which strongly support our pay-for-performance philosophy and culture:

NEO compensation aligned with Company and, as applicable, division performance
Base salary levels generally at or below peer median
Target annual cash incentives generally at or below peer median
Significant portion of NEO compensation generally delivered in the form of equity-based awards
Different performance metrics for different compensation components
Incentive payouts tied closely to achieving published guidance where applicable
Significant stock ownership requirements
No repricing or cashing out of underwater stock options or stock appreciation rights
No hedging or pledging of common shares
No excise tax gross-ups
No excessive perquisites
Maintain a compensation clawback policy
Double-trigger change of control provisions
Below-market severance coverage
Shareholder engagement includes governance committee Chair, additional Board members and management
Regular review of compensation programs
Utilize an independent compensation consultant

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05. COMPENSATION DISCUSSION AND ANALYSIS

We structure our executive compensation program to incorporate, on an ongoing basis, sound practices that are favored by shareholders, while avoiding practices that we do not believe are in shareholders’ best interests. The table below highlights the compensation practices we embrace and those that we do not follow:

Things We Do	Things We Do Not Do

√   NEO incentive pay is tied to multiple financial performance conditions, and equity-based incentives are denominated in common shares

√   Significant portion of NEO pay is tied to performance objectives that align with our business strategy

√   Annual equity run rate and overhang are consistent with typical practices among similarly situated companies

√   All change in control protections are “double-trigger”

√   NEO incentives are tied to Company-wide initiatives and/or division objectives within such NEOs’ control

√   Severance benefit levels for executives are well below general market practices

√   We monitor and build risk-mitigation features into our compensation programs

X   Directors and executives are prohibited from hedging or pledging common shares

X   No repricing or cashing-out of underwater stock options or stock appreciation rights

X   No excise tax gross-ups

X   No current payment of dividends on unvested equity awards

X   No excessive perquisites

X   No “single trigger” change in control provisions

Components of Compensation and Target Direct Compensation Mix

The following table sets forth the key elements of our 2022 NEO compensation programs:

What We Pay	Why We Pay It	Key Features
Base Salary	Attract and retain high-performing executives by providing a secure and appropriate level of base pay	Established after consideration of peer practices and internal parity; reviewed annually and subject to adjustment
Annual Cash Incentive	Encourage and reward accomplishment of annual operating plan and individual objectives	Generally only earned if we meet performance goals tied to our operating budget and strategic initiatives

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05. COMPENSATION DISCUSSION AND ANALYSIS

What We Pay	Why We Pay It	Key Features
Equity-Based Awards	Motivate performance and align a significant portion of NEO compensation with our ongoing success and with shareholder returns

    NEOs’ equity awards granted in Performance Shares, performance-based restricted stock units (“Performance-Based RSUs”) and stock options

    Performance-based equity awards generally only have value to our NEOs to the extent the pre-established corporate and/or business unit goals established by the compensation committee are achieved

    Stock options have value for our NEOs only if our stock price increases

Employee Benefits and Perquisites	Attract and retain executive talent

    Customary retirement and health and welfare benefits to all of our salaried employees, including our NEOs

    No nonqualified deferred compensation plans or defined benefit pension plans

     No excessive perquisites

Our mix of compensation elements is designed to reinforce business and strategic objectives, recognize and reward performance, motivate long-term value creation, and align our NEOs’ interests with those of our shareholders. We generally achieve this through a combination of cash and equity awards.

The Company is responsible for allocating capital in a manner that is in the best interest of its shareholders in line with the stated objective of growing Adjusted EPS between 15%-20% per year over the mid-term. Some portion of this growth is contingent on effective capital allocation in the form of acquisitions and/or share buybacks as a use for our free cash flow.

As part of our existing stock repurchase program, the Company has regularly repurchased shares that it viewed as undervalued, and thus would provide a better return to shareholders compared with other alternatives at the time. Also, repurchases are used to offset the dilutive effect of the issuance of shares to executives under equity compensation plans, including the exercise price of options, and the use of shares in acquisitions.

The Company aligns its executive compensation arrangements with its overall capital allocation strategy that maximizes shareholders’ interests, and share repurchases are accordingly not excluded from our performance metrics. The compensation committee is keenly aware of the Company’s stock repurchase approach under outstanding authorizations, and historical stock repurchases when setting performance metrics for executive compensation awards. Because we intend to use free cash for either repurchases or acquisitions, the Board does not exclude repurchases from the final determination of performance achievement.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Target Mix of Compensation

The compensation committee strives to achieve an appropriate mix between fixed versus variable pay and cash versus equity- based compensation awards in order to meet our compensation objectives. Our compensation committee does not have a rigid policy for allocating compensation between short-and long-term compensation and cash and non-cash compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior shareholder return and retain them to continue their careers with us on a cost-effective basis. For NEOs other than the CEO, our compensation committee generally references cash-based components of compensation below market levels and equity-based components of compensation (based on target levels) at market levels, resulting in total target compensation that is generally below the peer median for our NEOs other than the CEO. For our CEO, the compensation committee references cash-based components below the peer median, and equity-based components above the peer median, resulting in total compensation that is generally at or above the peer median. Although the compensation committee includes this market data and its general understanding of current compensation practices in the market in the overall mix of factors it considers in assessing NEO compensation, it does not target a mathematically precise market position for total compensation or any individual element of compensation.

The ultimate compensation levels reflect the application of these policies to the varying responsibilities of the NEOs. In a typical year, it is expected that the greater the responsibility of the executive and the greater the potential impact of the executive on the Company’s financial performance, the higher the proportion of compensation that can be earned by the executive in the form of performance-based compensation.

Our CEO has the greatest responsibility in managing and driving the performance of our Company. He joined our Company in 2000, and has managed our significant growth through a combination of organic initiatives, product and service innovation and acquisitions of businesses and commercial account portfolios, and has overseen the growth of our revenue from $33.0 million in 2000 to approximately $3.4 billion in 2022.

The charts below illustrate the 2022 total target direct compensation mix for our CEO and our continuing NEOs other than the CEO (on average), consisting of base salary, target annual cash incentives, and target equity-based incentives. As discussed in more detail below, in 2022 our CEO was not granted any equity compensation awards, because the 2021 CEO Performance Option was intended to serve as the long-term equity incentive portion of his total compensation for the period from 2020 through 2023. Therefore, the compensation mix for our CEO in the applicable chart below includes a quarter of the total target value of the performance-based stock option award we granted to Mr. Clarke in 2021 (the “2021 CEO Performance Option”), even though such award was granted in 2021. The compensation of Messrs. Freund, Gavrilenya and Coughlin is not factored into the “Non-CEO NEOs” chart below because such individuals ceased serving in their officer positions during 2022.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation in Prior Fiscal Years

As previously disclosed, we granted the 2021 CEO Performance Option to Mr. Clarke in September 2021. In connection with the grant of the 2021 CEO Performance Option, Mr. Clarke agreed not to receive any other long-term equity grants in 2021, 2022 or 2023.

The 2021 CEO Performance Option is intended to further align Mr. Clarke’s compensation interests with the Company stock price performance interests of the Company’s shareholders, and to help retain Mr. Clarke’s service during the period of time covered by the award. In considering and approving the award, the compensation committee considered the best interests of the Company’s shareholders and a desire to retain Mr. Clarke due to, among other considerations, his over 20-year history of operational excellence, development of a strong management team, and ability to lead the Company’s continued strategic development, transformation and expansion.

The 2021 CEO Performance Option covers 850,000 shares of our common stock at an exercise price of $261.27 per share, which was the fair market value of our common stock on the grant date. However, the option will vest only if we achieve specific stock price hurdles. Achievement of each stock price hurdle requires that our stock price exceed the hurdle for ten consecutive trading days not later than December 31, 2024 (in other words, only 3.25 years after the date of grant). The stock price hurdle for 550,000 shares subject to the award is $350, and the stock price hurdle for the remainder of the award is $400.

The compensation committee considers achievement of each of the stock price hurdles to represent a significant challenge. The hurdles reflect stock price appreciation of 34% and 53%, respectively, from the closing price of our common stock on the grant date. As of April 17, 2023, the closing price per share of our common shares was $222.09, neither of the stock price hurdles for the 2021 CEO Performance Option had been met, and the 2021 CEO Performance Option was significantly “underwater.” However, notwithstanding these rigorous goals, due to the accounting standards that apply to stock option awards, the 2021 CEO Performance Option had significant “grant date fair value” (as determined pursuant to SEC rules) for purposes of the compensation tables included in last year’s proxy statement.

Mr. Clarke generally must continue to provide services to the Company over an 18-month vesting period to be eligible to vest in the full award (which vests over time in ratable installments every six months), regardless of our stock price performance. Although the 2021 CEO Performance Option allows for vesting in the event of certain terminations of employment and in connection with a change in control (on a “double trigger” basis), in all events the applicable stock price hurdles must be achieved in order for Mr. Clarke to vest in the award.

The table below outlines the performance metrics that were used in the CEO’s 2022 pay program, which metrics were selected to drive a focus on corporate objectives that are expected to produce an increase in shareholder value:

Pay Element	Performance Metric(s)	Rationale and Key Features
Annual Cash Incentive	GAAP Revenue, as Adjusted (25% weight)	Revenue growth is critically important to our success given the operating leverage in our business
	Adjusted EPS, as Adjusted (1) (25% weight)	Earnings per share performance aligns with shareholder objectives
	M&A and Other Transactions (25% weight)	We expect M&A and other transactions to continue to contribute to growth
	Growth and Other Initiatives (25% weight)	Drive initiatives to improve financial results

(1) For purposes of the incentive compensation awards described in this Compensation Discussion and Analysis, “Adjusted EPS, as adjusted” is Adjusted EPS, further adjusted to exclude the impact of fuel prices, fuel price spreads, foreign exchange rates, acquisitions, and dispositions.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Key Elements of 2022 Named Executive Officer Compensation

Base Salary

Base salaries are reviewed annually, taking into account individual responsibilities, individual performance, the experience of the individual, current salary, retention incentives, internal equity and the compensation committee’s evaluation of the competitive market. No particular weight is assigned to these factors. Based on its consideration of these factors, the compensation committee approved increases to the base salary rates of Mr. Clarke and Mr. Netto for 2022. In setting Mr. Clarke’s base salary rate for 2022, the compensation committee specifically considered the need to properly incentivize Mr. Clarke. The table below illustrates the 2022 base salaries for our NEOs:

Named Executive Officer	2021 Base Salary Rate	2022 Base Salary Rate	% Increase
Ronald F. Clarke	$1,000,000	$1,200,000	20%
Alissa B. Vickery	$225,000	$250,000	11.1%
Charles R. Freund	$450,000	$450,000	0%
Armando L. Netto (1)	$445,371	$487,272	9.4%
Alan King (1)	$372,563	$372,563	0%
Alexey Gavrilenya	$400,000	$400,000	0%
John S. Coughlin	$450,000	$450,000	0%

(1) Mr. Netto’s cash compensation is denominated in Brazilian Real, and, at the time 2022 base salary determinations were made, Mr. King’s cash compensation was denominated in British Pounds Sterling. For purposes of this table and to normalize for fluctuations in the currency exchange rate, cash amounts for Mr. Netto have been converted to U.S. dollars at an average exchange rate of $1 to R$5.1535 for 2022, and cash amounts for Mr. King have been converted to U.S. dollars at an average exchange rate of $1 to £0.8080 for 2022. The 2021 base salary rate for Mr. Netto may not be comparable to the 2021 base salary rate reported for him in our 2022 proxy statement, as we used a 2021 exchange rate calculation for purposes of such disclosure in the prior filing.

Annual Cash Incentive

The primary objectives of our annual cash incentive program are to provide an incentive for superior work, to motivate our NEOs toward even higher achievement and business results and to tie our NEOs’ goals to the Company’s performance. We use Company-wide, individual and business unit performance goals in our annual cash incentive program. Individual or business unit performance goals are tied to the particular area of expertise and responsibilities of the NEO and their performance in attaining those objectives.

In January 2022, the compensation committee determined the target annual cash incentive payout levels for the NEOs based on a combination of factors, including each NEO’s role and responsibilities, experience and skills, expected contribution to the Company and potential impact of the NEO’s performance on revenue and net income growth. Based on such factors, and after considering the need to properly incentivize Mr. Clarke, the compensation committee approved an increase of Mr. Clarke’s target annual cash incentive award from 100% of base salary to 150% of base salary. Due to the timing of Mr. Gavrilenya’s and Mr. Coughlin’s cessation of service in their prior officer roles, they were not eligible for 2022 annual cash incentive awards. Target amounts below are shown as a percent of each participating NEO’s base salary:

Named Executive Officer	Annual Cash Incentive Target (as % of Base Salary)
Ronald F. Clarke	150%
Alissa B. Vickery	30%
Charles R. Freund	75%
Armando L. Netto	75%
Alan King	75%

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05. COMPENSATION DISCUSSION AND ANALYSIS

2022 Performance Goals and Results

The compensation committee and the CEO work together to establish meaningful performance goals for the CEO’s annual cash incentive award at the beginning of the performance period. These goals are intended to align CEO rewards with company performance. Based on achievement of the applicable performance goals, the CEO’s annual cash incentive was designed to be paid out in amounts up to 200% of target.

Our CEO makes recommendations regarding individual and/or business unit performance goals, which are reviewed and approved by the compensation committee, for our other NEOs.

Based on achievement of the applicable performance goals, all other NEOs’ annual cash incentives were designed to be paid out in amounts ranging up to 150%.

Annual cash incentive awards could be paid out in amounts below the individual target amounts if actual performance achieved minimum thresholds. The awards were designed so that performance below threshold would result in no payout for a given goal.

The tables below illustrate, for each participating NEO, (1) the performance goals approved for the 2022 annual incentive awards, (2) actual performance with respect to the goals (where applicable), and (3) the final 2022 annual cash incentive payout earned by the NEO (if any).

Ronald F. Clarke: Mr. Clarke’s 2022 annual cash incentive was determined as follows:

			GOALS					2022
Performance Metric	Weighting	Target ($ values in millions)	Threshold (50%)	Below Target (75%)	Target (100%)	Above Target (150%)	Maximum (200%)	Achievement ($ values in millions, except Adj. EPS)	% of Target Earned
GAAP Revenue, as adjusted(1)	25%	$3,220	≥98%	≥99%	≥100%	≥101%	≥102%	$3,331.4	200%
Adjusted EPS, as adjusted	25%	Budget	≥98%	≥99%	≥100%	≥101%	≥102%	102%	200%
M&A (2)	25%	$750	Pays at 0.06% of total transaction value, up to a maximum payout of $900,000					$474.2	67%
Growth and Other Initiatives(3)	25%	Achieve 2 goals	Achieve 1 goal	N/A	Achieve 2 goals	Achieve 3 goals	Achieve 4 or more goals	Achieved 3 goals	150%

Target Payout	$1,800,000
Total Payout % Earned	154%
Total Payout	$2,776,500

(1) Adjusted to be consistent with the macro-economic environment assumed in the 2022 budget, but excludes the impact of acquisitions.

(2) Based upon the aggregate transaction value of material mergers and acquisitions, divestitures or joint ventures for which the Company signs definitive documentation during the year.

(3) (a) Capture synergies from certain acquisitions (achieved); (b) Achieve global sales growth of specified amount (achieved); (c) Design, recruit and successfully test a new platform salesforce (not achieved); (d) Extend at least two big partner contracts (achieved); (e) Add 3 new large investors in 2022 (not achieved) and (f) Substantial growth of Sem Parar consumer fueling transactions (not achieved).

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05. COMPENSATION DISCUSSION AND ANALYSIS

Alissa B. Vickery: Ms. Vickery’s 2022 annual cash incentive was determined as follows:

			GOALS
Performance Metric	Weighting	Target	Threshold (50%)	Target (100%)	Maximum (150%)	2022 Achievement	% of Target Earned
Growth Initiatives (1)	100%	Achieve 3 goals	Achieve 2 goals	Achieve 3 goals	Achieve 4 or more goals	Achieved 4 goals	125%

Target Payout	$75,000
Total Payout % Earned	125%
Formulaic Payout	$93,750
Discretionary Amount(2)	$56,250
Total Payout	$150,000

(1) (a) Fill open staff positions (achieved), (b) resolution of certain accounting matters (not achieved), (c) implement certain software package (achieved), (d) remediate certain audit recommendations (achieved), and (e) prepare operational contingency plan (achieved).

(2) Reflects a discretionary increase in recognition of Ms. Vickery’s individual contributions during 2022, including as Interim Chief Financial Officer.

Charles R. Freund: Mr. Freund’s 2022 annual cash incentive was designed to be paid in accordance with the objectives set forth in the table below. However, due to Mr. Freund’s resignation from FLEETCOR, he was not eligible to receive any payout with respect to his 2022 annual cash incentive award, and the achievement results with respect to his performance objectives were not evaluated by the compensation committee.

		GOALS
Performance Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)
Stock Price Growth vs. S&P 500 (1)	30%	≥2.5%	≥5.0%	≥7.5%
Growth Initiatives(2)	70%	Achieve 1 goal	Achieve 2 goals	Achieve 3 or more goals

Target Payout:	$337,500

(1) Based on extent to which percentage growth in the Company’s stock price exceeds that of the S&P 500 Index.

(2) (a) Achieve the operating expenses and capital expenditure budget, (b) new holders of company stock, (c) fill certain open roles, (d) negotiate certain new credit facilities, and (e) resolution of certain legal matters.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Armando L. Netto: Mr. Netto’s 2022 annual cash incentive was determined as follows (with all currency converted from BRL to USD using an average exchange rate of $1 to R$5.1535 for 2022):

Performance Metric	Weighing	Target	Threshold (50%)	Below Target (70%)	Below Target (85%)	Target (100%)	Above Target (120%)	Below Maximum (135%)	Maximum (150%)	2022 Achievement	% of Target Earned
Brazil Sales (1)	60%	Budget	≥91%	≥93%	≥99%	≥100%	≥103%	≥106%	≥109%	96%	70%
Growth Initiatives (2)	40%	Achieve 2 goals	Achieve 1 goal	N/A	N/A	Achieve 2 goals	N/A	N/A	Achieve 3 goals	Achieved 1 goal	50%

Target Payout	$365,455
Total Payout % Earned	62%
Formulaic Payout	$226,582
Discretionary Amount(3)	$64,482
Total Payout	$291,064

(1) Targets are also subject to sales expense remaining in budget.

(2) (a) Add specified target of incremental fueling sites (achieved) and Increase Sem Parar consumer transactions by specified target (not acheived); (b) Achieve target Caixa revenue (not achieved); and (c) Move to ifood network (achieved).

(3) Reflects a discretionary increase in recognition of the year-over-year growth in our Brazil business.

Alan King: Mr. King’s 2022 annual cash incentive was determined as follows:

Performance Metric	Weighing	Target	Threshold (50%)	Below Target (70%)	Below Target (85%)	Target (100%)	Above Target (120%)	Below Maximum (135%)	Maximum (150%)	2022 Achievement	% of Target Earned
Fuel Sales(1)	60%	Budget	≥91%	≥93%	≥99%	≥100%	≥103%	≥106%	≥109%	106%	135%
Growth Initiatives (2)	40%	Achieve 2 goals	Achieve 1 goal	N/A	N/A	Achieve 2 goals	N/A	N/A	Achieve 3 or more goals	Achieved 4 goals	150%

Target Payout	$279,422(3)
Total Payout % Earned	141%
Total Payout	$393,986

(1) Targets are also subject to sales expense remaining in budget.

(2) (a) Achieve EV goal of greater than 20 live active EV clients within revenue requirements (achieved); (b) design, agree and staff global fleet organization (achieved);

(c)  complete a particular acquisition (achieved); (d) re-sign specified partners by year-end (achieved).

(3) Mr. King’s annual cash incentive award is denominated in British Pound Sterling. For purposes of this table and to normalize for fluctuations in the currency exchange rate, cash amounts for Mr. King have been converted to U.S. dollars at an average exchange rate of $1 to £0.8080 for 2022.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards

We believe that performance-based equity awards are effective tools for meeting our compensation goals because the conditions to vesting motivate the achievement of performance goals and the value of the grants will increase as the value of our stock price increases. We believe that stock options are also an effective tool for meeting our compensation goals because NEOs are rewarded only if our stock price increases relative to the stock option’s exercise price. To determine the size of each NEO’s equity awards, we consider the external market, individual performance history and relative job responsibilities.

Our CEO makes equity award grant recommendations for each executive officer, including our NEOs (other than himself). Grant recommendations are presented to the compensation committee for its review and approval.

2021 Performance Stock Option Award for CEO

In September 2021, as discussed above, the compensation committee approved the 2021 CEO Performance Option for Mr. Clarke. Mr. Clarke did not receive any equity compensation awards in 2022.

Other NEOs’ 2022 Equity Awards

In January 2022, we granted the equity-based incentive awards set forth in the table below to our NEOs other than the CEO:

Named Executive Officer	Performance Shares (Target $ Value)	Total Performance Shares (#)	Performance- Based RSUs (Target $ Value)	Total Target Performance- Based RSUs (#)	Stock Options (Target $ Value)	Stock Options (#)	Special Retention Stock Options (Target $ Value)	Special Retention Stock Options (#)
Alissa B. Vickery	$250,000	1,109	—	—	$300,000	4,588	—	—
Charles R. Freund	$335,000	1,486	$1,200,000	5,323	$1,200,000	18,352	$1,200,000	18,352
Armando L. Netto	$335,000	1,486	$1,200,000	5,323	$1,200,000	18,352	$1,200,000	18,352
Alan King	$335,000	1,486	$1,200,000	5,323	$1,200,000	18,352	$1,200,000	18,352
Alexey Gavrilenya	$335,000	1,486	$1,200,000	5,323	$1,200,000	18,352	$1,200,000	18,352
John S. Coughlin	$335,000	1,486	$1,200,000	5,323	$1,200,000	18,352	$1,200,000	18,352

Performance Share Grants

The NEOs, other than Mr. Clarke, received 2022 Performance Share awards tied to Adjusted EPS, as adjusted, achievement. The Performance Shares could be earned if we achieved budgeted Adjusted EPS, as adjusted. Our Adjusted EPS for 2022 was $16.10, and the compensation committee determined that the Adjusted EPS, as adjusted, objective was achieved. As a result, the 2022 Performance Share awards were earned at 100%, and were paid in full in the form of common shares, except that Ms. Vickery’s earned Performance Shares are subject to service-based vesting over a two-year period.

Performance-Based Restricted Stock Unit (RSU) Grants

In addition to the Performance Shares, in 2022, we granted Performance-Based RSU awards to each of the NEOs other than Mr. Clarke and Ms. Vickery tied to achievement with respect to corporate or business unit revenue goals. The Performance-Based RSUs earned by each of the NEOs in 2022 (based on the achievement of the applicable performance goals) are subject to a three-year ratable vesting schedule, pursuant to which the earned Performance-Based RSUs will generally vest in substantially equal installments on each of the first three anniversaries of the grant date.

The tables below illustrate, for each participating NEO, (1) the applicable performance goals for each NEO, (2) actual performance with respect to the performance metrics, and (3) the number of Performance-Based RSUs earned in 2022 that are eligible to vest on a ratable basis. The number of Performance-Based RSUs earned for performance falling between the “threshold” and “maximum” performance levels set forth in the table below was determined without interpolation between performance levels (subject to rounding). Because Ms. Vickery’s compensation for 2022 was established prior to her appointment as our interim Chief Financial Officer, she was not eligible for a Performance-Based RSU award.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Charles R. Freund: Mr. Freund’s 2022 Performance-Based RSU award was based on achievement against a target goal of Company revenue (as adjusted). Because Mr. Freund ceased employment with the Company before the end of the performance period, he was not eligible to receive a payout with respect to this award, and the compensation committee did not evaluate performance against the goals.

Below Threshold (0%)	Threshold (50%)	Above Threshold (75%)	Below Target (85%)	Target (100%)	Above Target (115%)	Below Maximum (125%)	Maximum (150%)
<97%	97%	98%	99%	100%	101%	102%	≥103%

Armando L. Netto : Mr. Netto’s 2022 Performance-Based RSU award was based on achievement against a target goal of net revenue, as adjusted, in the Brazil business.(1)

Below Threshold (0%)	Threshold (50%)	Above Threshold (75%)	Below Target (85%)	Target (100%)	Above Target (115%)	Below Maximum (125%)	Maximum (150%)	% of Target Achieved	Payout %	# of Performance Based RSUs Earned
<97%	97%	98%	99%	100%	101%	102%	≥103%	103%	150%	7,985

(1) Brazil net revenue was adjusted to be consistent with the macro-economic environment assumed in the 2022 budget, but excludes the impact of foreign exchange rates.

Alan King: Mr. King’s 2022 Performance-Based RSU award was based on achievement against a target goal of net revenue, as adjusted, in the International Fuel business.(1)

Below Threshold (0%)	Threshold (50%)	Above Threshold (75%)	Below Target (85%)	Target (100%)	Above Target (115%)	Below Maximum (125%)	Maximum (150%)	% of Target Achieved	Payout %	# of Performance Based RSUs Earned
<97%	97%	98%	99%	100%	101%	102%	≥103%	104%	150%	7,985

(1) International Fuel net revenue was adjusted to be consistent with the macro-economic environment assumed in the 2022 budget, but excludes the impact of foreign exchange rates, fuel prices and fuel price spreads.

Alexey Gavrilenya: Mr. Gavrilenya’s 2022 Performance-Based RSU award was based on achievement against a target goal of net revenue (as adjusted) in the North American Fuel business. Because Mr. Gavrilenya ceased employment with the Company before the end of the performance period, he was not eligible to receive a payout with respect to this award, and the compensation committee did not evaluate performance against the goals.

Below Threshold (0%)	Threshold (50%)	Above Threshold (75%)	Below Target (85%)	Target (100%)	Above Target (115%)	Below Maximum (125%)	Maximum (150%)
<97%	97%	98%	99%	100%	101%	102%	≥103%

John Coughlin : Mr. Coughlin’s 2022 Performance-Based RSU award was based on achievement against a target goal of net revenue (as adjusted) in the Corporate Payments business. Because Mr. Coughlin ceased employment with the Company before the end of the performance period, he was not eligible to receive a payout with respect to this award, and the compensation committee did not evaluate performance against the goals.

Below Threshold (0%)	Threshold (50%)	Above Threshold (75%)	Below Target (85%)	Target (100%)	Above Target (115%)	Below Maximum (125%)	Maximum (150%)
<97%	97%	98%	99%	100%	101%	102%	≥103%

2023 Notice of Annual Meeting & Proxy Statement	39

05. COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Grants

The exercise price of each stock option grant is the fair market value of our common shares on the grant date (closing stock price). Stock option awards granted to our NEOs, other than Mr. Clarke, in 2022 generally vest ratably over a period of four years and are earned only with continued employment through the vesting period. We believe stock option awards are inherently performance-based, requiring stock price appreciation before there is any real value earned, while encouraging long-term employment with the Company. At the time we made our regular grants of stock options to our NEOs (other than Mr. Clarke), we also made special, additional stock option grants to such NEOs as an additional retention incentive (other than Ms. Vickery, who commenced service as our interim Chief Financial Officer after 2022 equity awards were granted). In January 2022, we granted the stock options set forth below to our NEOs other than the CEO:

Named Executive Officer	# of Options	# of Special Retention Stock Options	Total # of Options
Alissa B. Vickery	4,588	--	4,588
Charles R. Freund	18,352	18,352	36,704
Armando L. Netto	18,352	18,352	36,704
Alan King	18,352	18,352	36,704
Alexey Gavrilenya	18,352	18,352	36,704
John S. Coughlin	18,352	18,352	36,704

Prior-Year Equity Awards

In 2020, Mr. Netto was granted a retention equity award in the form of 35,000 performance-based stock options with an exercise price equal to the fair market value of our common shares on the grant date (closing stock price). This award contemplated that vesting of the award would be subject to the achievement of performance goals. In April 2021, the compensation committee established the performance goals for the option award, which were based on achievement with respect to new active urban plan users (weighted at 75%) and consumer fueling transactions (weighted at 25%). The performance period for this award ended in the first quarter of 2023. The table below sets forth the goals, achievement levels and actual stock options earned under the award:

		PERFORMANCE LEVEL
Goal	Weighting	Threshold (50% earned)	Target (100% earned)	Maximum (150% earned)	Achievement (as % of Target)	# of Stock Options Earned
Active Urban Plan Users (1)	75%	N/A	Achieve 750,000 active Urban Plan Users by the first quarter of 2023	N/A	103%	26,250
Consumer Fueling Transactions (dollars in millions)	25%	$2.25	$3.0	$3.75	80%	4,375

(1) For purposes of this award, “Active Urban Plan Users” is the number of users of our Brazil toll product that are urban. If the “Target” level for this metric was achieved, then 100% of the portion of the options subject to this metric would vest. No options would be earned for this metric if performance was below the “Target” level, and the earned portion of the options would not increase for performance above the “Target” level.

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05. COMPENSATION DISCUSSION AND ANALYSIS

Omission of Certain Goal Levels

We believe that disclosure of certain goal levels for our NEOs’ annual cash incentive and equity awards described above would cause us competitive harm. However, we have provided information regarding the payout levels that would be applied based on percentage achievement against the target levels for such goals. In setting the applicable target levels, the compensation committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years, and how likely it would be for the goals to be achieved. We believe that the below-target goals (where applicable) have been established at levels that should be appropriately difficult to attain, and that the target goals require considerable effort on the part of each NEO to achieve. Achievement of above-target goals (where applicable) is considered to be a “stretch” target given market conditions.

Other Compensation and Benefits

Employee Benefits. All U.S.-based salaried employees including NEOs may participate in a 401(k) plan. Our 401(k) plan provides that we match 25% of an employee’s contribution, up to an employee contribution of 4% of salary. Our NEOs in the U.S. may participate in this 401(k) plan on the same basis as all of our other participating employees. Consistent with local employment practices, our senior executives in Brazil, including Mr. Netto, receive a car allowance on a monthly basis to assist with the cost of transportation. We provide health benefits to all of our eligible employees and pay the premiums for these benefits on behalf of our NEOs. We provide to our NEOs life insurance benefits, long term care insurance and concierge doctor services and also pay these premiums. We do not provide any nonqualified deferred compensation arrangements or defined benefit pension plans to our NEOs.

Employment Agreements and Offer Letters; Severance and Change-in-Control Benefits. We entered into an employment agreement with our CEO in 2010. We have also entered into offer letter agreements with each of our other NEOs other than Ms. Vickery. Mr. Clarke’s and the other applicable NEOs’ (except for Mr. Freund’s) agreements provide that in the case of their termination under specific circumstances, they will be entitled to certain severance payments. These agreements are discussed below in “Potential Payments Upon Termination or Change in Control.” We provide severance compensation if certain NEOs are terminated without cause to attract and retain qualified executive talent, and, with respect to post-change in control benefits, to incentivize such NEOs to act in the best interests of our shareholders in the face of a transaction even if they may be terminated as a result.

After their cessation of employment in 2022, each of Messrs. Coughlin, Gavrilenya and Freund continued to serve FLEETCOR in a consulting capacity to help ensure a smooth transition of their responsibilities. Messrs. Gavrilenya and Freund ceased such service on December 31, 2022, and Mr. Coughlin is expect to continue such service until May 1, 2023. During such consulting service, each such officer is or was eligible to exercise his vested stock option awards, but did not receive any other compensation.

Certain Perquisites. In 2022, we provided relocation benefits to Mr. King, in connection with his relocation from the United Kingdom to the United States. Also during 2022, we provided vehicle allowances to Mr. Netto and Mr. King. For more information, see the “2022 Summary Compensation Table” below.

Process to Review, Revise, and Set Compensation

The compensation committee is responsible for administering our executive compensation program and making decisions with respect to the compensation paid to our NEOs. In making such decisions, the compensation committee considers a variety of factors, including:

The compensation committee’s evaluation of the competitive market, including referencing peer group data
The feedback received from our shareholders and proxy advisory firms
The roles and responsibilities of our executives, including each executive’s impact on creating shareholder value

The individual experience and skills of, and expected contributions from, our executives
Pay relative to other NEOs at the Company
The individual performance of our executives during the year and the historical performance levels of our executives
Our overall financial performance

Role of Independent Compensation Consultant: All services performed by Exequity were conducted under the direction or authority of the compensation committee. The compensation committee has considered the required independence factors outlined by the SEC and NYSE rules in assessing the independence of Exequity. Consideration was also given by the compensation committee under those required independence factors, plus all other relevant factors, to whether the work performed by Exequity could give rise to a potential conflict of interest. Based on this review, the compensation committee did not identify any conflict of interest raised by the work performed by Exequity.

2023 Notice of Annual Meeting & Proxy Statement	41

05. COMPENSATION DISCUSSION AND ANALYSIS

Role of Management: Our CEO provides substantial input to the compensation committee in reviewing the performance of the other executive officers and making compensation recommendations for executive officers who report directly to him.

The CEO does not participate in determining the amount of his own compensation. Decisions regarding the compensation of our CEO are made by the compensation committee.

Compensation Peer Group

We considered the compensation levels, programs and practices of industry peer companies to assist us in setting compensation for our NEOs by considering market competitiveness and the goal of motivating our executives to appropriately drive corporate performance. The compensation committee periodically reviews and updates the list of companies comprising the peer group to provide an appropriate marketplace focus.

The compensation committee last modified the peer group for purposes of 2021 compensation decisions, as disclosed in our 2022 proxy statement. The compensation committee evaluates multiple criteria in determining the appropriate peer group, including industry, revenue, market capitalization, competitors to our various lines of business, business models and profitability. The compensation committee determined that it was appropriate to continue to use the same peer group for purposes of 2022 compensation decisions for our NEOs.

The compensation committee referred to the 2022 Industry Peer Group (as defined below) in setting compensation for 2022 for our NEOs. Generally, the compensation committee references cash-based compensation at or below market levels and equity-based compensation (based on target levels) at or above market levels, resulting in total target compensation at or above the peer median for our CEO and generally below the peer median for our other NEOs. Although the compensation committee includes this market data and its general understanding of current compensation practices in the market in the overall mix of factors it considers in assessing NEO compensation, it does not target a mathematically precise market position for total compensation or any individual element of compensation. Comparisons to the peer group for purposes of this Proxy Statement are based on an adjustment of the peer group compensation data by the Company to account for the passage of time.

The peer group used for purposes of 2022 compensation decisions (the “2022 Industry Peer Group”) is illustrated in the following table:

2022 Industry Peer Group
Alliance Data Systems Corporation	√
Automatic Data Processing, Inc.	√
Black Knight, Inc.	√
Broadridge Financial Solutions, Inc.	√
Ceridian HCM Holding Inc.	√
Equifax Inc.	√
Euronet Worldwide, Inc.	√
Fair Isaac Corporation	√
Fidelity National Information Services, Inc.	√
Fiserv, Inc.	√
Global Payments Inc.	√
Intuit Inc.	√
Jack Henry & Associates, Inc.	√
Mastercard Incorporated	√
Paychex, Inc.	√
Paycom Software, Inc.	√
SS&C Technologies Holdings, Inc.	√
Wex, Inc.	√

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05. COMPENSATION DISCUSSION AND ANALYSIS

Information on Other Compensation-Related Topics

Stock Ownership Policy. Our continuing executive officers (other than Ms. Vickery) are subject to stock ownership requirements (expressed as a multiple of base salary). In response to input in our shareholder outreach process, we increased the stock ownership guideline requirements in 2019 to the following levels (which must be obtained within five years):

Chief Executive Officer 6x

Chief Financial Officer 4x

All Other Executive Officers 3x

Ms. Vickery, who is currently serving as our interim Chief Financial Officer and was not previously an executive officer, is not subject to the stock ownership requirements. Currently, all of our other continuing NEOs are in compliance with this policy or (in our view) are on track to meet the required ownership level within the applicable time period.

Insider Trading Policy. The Company maintains an insider trading policy applicable to all directors and employees. The policy provides that Company personnel may not buy, sell or engage in other transactions in the Company’s stock while in possession of material non-public information, buy or sell securities of other companies while in possession of material non-public information about those companies they become aware of as a result of business dealings between the Company and those companies, or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading for a limited group of Company employees (including all directors and NEOs) to defined window periods which align with our quarterly earnings releases.

Anti-Hedging and Pledging Policy. Derivative securities are securities, contracts or arrangements the value of which varies in relation to the price of our securities. For example, derivative securities would include exchange-traded put or call options, as well as individually arranged derivative transactions, such as prepaid forwards. Many forms of derivatives are speculative in nature (meaning that their value fluctuates based on short-term changes in the price of our shares), and the purchase or sale of such derivatives by our employees could motivate them to take actions that are in conflict with the long-term interests of other shareholders and could also cause the appearance of misuse of inside information.

Our employees, officers and directors are prohibited from purchasing or selling derivative securities, entering into derivatives contracts relating to our stock or otherwise engaging in hedging transactions. The prohibition on hedging transactions does not apply to stock options and awards under employee plans. Furthermore, our insider trading compliance policy prohibits executive officers and directors from pledging or otherwise using our common shares as collateral.

Equity Grant Practices. We generally grant equity-based incentives annually during the first calendar quarter. To date there has been no set program for the award of incremental periodic grants, and our compensation committee retains discretion to make equity awards at any time, including in connection with the promotion of an executive, to reward an executive for extraordinary performance or the assumption of additional responsibilities or for retention purposes.

Clawback Policy. In 2019, in response to shareholder input received during our outreach process, as well as the results of a shareholder proposal submitted to shareholders in 2019, we adopted a new clawback policy applicable to our executive officers, including our NEOs, which applies to all incentive-based compensation earned by our executive officers. The clawback policy provides that if our compensation committee determines that an executive officer engaged in misconduct that contributed to the Company being required to make a restatement of its financial statements, the Company will promptly recover from such executive officer all incentive-based compensation received that was in excess of the incentive-based compensation such executive officer would have received under the restated financial results of the Company.

No Excise Tax Gross-Ups. The Company does not provide excise tax gross-ups for any of its NEOs.

Risk Assessment in Compensation Programs. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk. The compensation committee reviews our compensation programs for features that might encourage inappropriate risk-taking. We believe our compensation policies and practices do not create undue risks that are reasonably likely to have a material adverse effect on us.

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06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

2022 Summary Compensation Table

The following table shows the compensation for each of the NEOs.

The amounts presented below in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted to the NEOs and may not reflect the actual value to be realized by each NEO. The actual value realized will not be determined until the time of vesting in the case of Performance Shares and Performance-Based RSUs, or until option exercise in the case of option awards.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Ronald F. Clarke	2022	$1,176,923	—	—	—	$2,776,500	$33,575	$3,986,998
Chief Executive Officer and Chairman of the Board of Directors	2021	$1,000,000	—	—	$55,556,000	$1,335,000	$32,473	$57,923,473
	2020	$692,308	—	—	—	$587,500	$31,418	$1,311,225
Alissa B. Vickery Interim Chief Financial Officer and Chief Accounting Officer	2022	$247,115	$56,250	$250,024	$300,009	$93,750	$3,086	$950,235
Charles R. Freund	2022	$388,774	—	$1,535,089	$2,400,075	—	$27,473	$4,351,410
Former Chief Financial Officer	2021	$450,000	—	$1,535,353	$1,183,576	$135,000	$34,205	$3,338,134
	2020	$361,635	$50,000	$844,897	$1,000,022	$80,156	$32,368	$2,369,077
Armando L. Netto (7)	2022	$483,780	$64,482	$1,535,089	$2,400,075	$226,582	$32,779	$4,742,787
Group President, Brazil	2021	$425,945	—	$1,535,353	$5,310,426	$460,021	$31,069	$7,762,813
	2020	$347,036	—	$971,520	$1,200,016	$227,698	$31,413	$2,777,684
Alan King (7)	2022	$399,089	—	$1,535,089	$2,400,075	$393,986	$253,271	$4,981,510
Group President, Global Fleet	2021	$409,287	—	$1,335,373	$986,337	$385,161	$22,601	$3,138,759
	2020	$423,077	—	$844,897	$1,000,022	$143,455	$20,553	$2,432,003
Alexey Gavrilenya	2022	$180,000	—	$1,535,089	$2,400,075	—	$34,439	$4,149,603
Former Group President, North America Fuel	2021	$400,000	—	$1,535,353	$1,183,576	$360,000	$36,625	$3,515,554
	2020	$316,154	—	$971,520	$1,200,016	$93,600	$31,756	$2,613,046
John S. Coughlin	2022	$155,769	—	$1,535,089	$2,400,075	—	$33,916	$4,124,849
Former Group President, Corporate Payments	2021	$450,000	—	$1,535,353	$1,183,576	$280,125	$33,766	$3,482,820
	2020	$372,404	—	$971,520	$1,200,016	$121,078	$30,341	$2,695,358

(1) Represents the salary earned for the applicable year.

(2) For Mr. Netto and Ms. Vickery in 2022, represents the portion of such officer’s annual cash incentive award that was paid as a result of the compensation committee’s exercise of discretion to increase the payout of the award.

(3) Includes the aggregate grant date fair value for stock awards, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 6 to the financial statements included in our 2022 Annual Report on Form 10-K. For an overview of the features of the 2022 awards, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.” Grant date fair values for Performance Shares and Performance-Based RSUs are computed based on the probable outcome of the performance conditions as of the grant date for the award. The grant date fair value of the Performance Share awards, assuming maximum performance with respect to the applicable performance goals, would be as follows: $250,024 for Ms. Vickery; $335,019 for Mr. Freund; $335,019 for Mr. Netto; $335,019 for Mr. King; $335,019 for Mr. Gavrilenya; and $335,019 for Mr. Coughlin. The grant date fair value of the Performance-Based RSU awards, assuming maximum performance with respect to the applicable performance goals, would be as follows: $1,800,106 for Mr. Freund; $1,800,106 for Mr. Netto; $1,800,106 for Mr. King; $1,800,106 for Mr. Gavrilenya; and $1,800,106 for Mr. Coughlin.

(4) Represents the aggregate grant date fair value for the stock option awards, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 6 to the financial statements included in our 2022 Annual Report on Form 10-K. For an overview of the features of the 2022 awards, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

(5) Represents the amounts earned under the annual cash incentive award programs based on achievement of performance goals under the program. For a description of the program, including the 2022 performance goals, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Annual Cash Incentive.”

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06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

(6) The following table breaks down the amounts included in the “All Other Compensation” column for 2022:

All Other Compensation

All other Compensation	Health Benefit Premiums	Long-Term Care Premiums	Retirement Plan Contributions	Vehicle Allowance	Life Insurance	Other	Total
Ronald F. Clarke	$30,474	$2,441	—	—	$660	—	$33,575
Alissa B. Vickery	—	$340	$2,086	—	$660	—	$3,086
Charles R. Freund	$25,395	$1,008	$519	—	$550	—	$27,473
Armando L. Netto (7)	$5,289	—	—	$25,123(8)	$779	$1,587(9)	$32,779
Alan King (7)	$15,455	—	$1,977	$12,524(8)	$275	$223,040(10)	$253,271
Alexey Gavrilenya	$30,474	$1,505	$1,800	—	$660	—	$34,439
John S. Coughlin	$30,474	$1,397	$1,385	—	$660	—	$33,916

(7) As Mr. Netto is based in Brazil, his compensation is denominated in Brazilian Real. All amounts for Mr. Netto have been converted to U.S. dollars at an average exchange rate of $1 to R$5.1535 for 2022, $1 to R$5.3885 for 2021, and $1 to R$5.1030 for 2020. Prior to his relocation to the United States, Mr. King was based in the United Kingdom. For compensation earned by Mr. King on or prior to October 31, 2022, amounts were denominated in British Pounds Sterling and have been converted to U.S. dollars at an average exchange rate of $1 to £0.8080 for 2022, 1 to £ 0.7269 for 2021, and 1 to £ 0.7791 for 2020. Compensation earned by Mr. King after October 31, 2022 was paid in

U.S. dollars.

(8) Amount in the “Vehicle Allowance” column for Mr. Netto and Mr. King represents the aggregate of monthly cash vehicle allowances paid to each officer during 2022.

(9) Amount in the “Other” column for Mr. Netto reflects the cost to the Company of a government mandated food benefit.

(10) Amount in the “Other” column for Mr. King reflects housing allowance and relocation amounts.

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06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

2022 Grants of Plan-Based Awards

The following table provides information about awards granted in 2022 to each of the NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($/Sh)	($)
Ronald F.
Clarke		$675,000	$1,800,000	$3,600,000	—	—	—	—	—	—

Alissa B.		$37,500	$75,000	$93,750	—	—	—	—	—	—
Vickery	1/24/22	—	—	—	—	1,109 (5)	—	—	—	$250,024
	1/24/22	—	—	—	—	—	—	4,588	$225.45	$300,009

Charles R.		$168,750	$337,500	$506,250	—	—	—	—	—	—
Freund
	1/24/22	—	—	—	2,662	5,323 (4)	7,985	—	—	$1,200,070
	1/24/22	—	—	—	—	1,486 (5)	—	—	—	$335,019
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037

		$182,727	$365,455	$548,182	—	—	—	—	—	—
Armando L.
Netto (6)	1/24/22	—	—	—	2,662	5,323(4)	7,985	—	—	$1,200,070
	1/24/22	—	—	—	—	1,486(5)	—	—	—	$335,019
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037

		$139,711	$279,422	$419,134	—	—	—	—	—	—
Alan King (6)
	1/24/22	—	—	—	2,662	5,323 (4)	7,985	—	—	$1,200,070
	1/24/22	—	—	—	—	1,486 (5)	—	—	—	$335,019
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037

Alexey	1/24/22	—	—	—	2,662	5,323 (4)	7,985	—	—	$1,200,070
Gavrilenya	1/24/22	—	—	—	—	1,486 (5)	—	—	—	$335,019
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037

John S.	1/24/22	—	—	—	2,662	5,323 (4)	7,985	—	—	$1,200,070
Coughlin	1/24/22	—	—	—	—	1,486 (5)	—	—	—	$335,019
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037
	1/24/22	—	—	—	—	—	—	18,352	$225.45	$1,200,037

(1) Reflects the threshold, target and maximum amounts that could be earned under our 2022 annual cash incentive program for each NEO. For information concerning this program, see “Compensation Discussion and Analysis—Key Elements of 2022 Named Executive Officer Compensation—Annual Cash Incentive.” See the 2022 Summary Compensation Table for actual amounts earned for 2022 performance.

(2) Reflects the number of time-based stock options granted in 2022. For information concerning these grants and the vesting terms, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

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06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

(3) Reflects the grant date fair value of Performance Share, Performance-Based RSU, and stock option awards granted to each of the named executive officers in 2022 computed in accordance with FASB ASC Topic 718. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. There can be no assurance that the grant date fair value of stock and option awards will ever be realized by the named executive officers.

(4) Reflects the Performance-Based RSU awards granted in 2022. For information concerning these grants, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

(5) Reflects the Performance Share awards granted in 2022. For information concerning these grants, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

(6) As Mr. Netto is based in Brazil, his cash compensation is denominated in Brazilian Real. Non-equity incentive plan award amounts for Mr. Netto have been converted to U.S. dollars at an average exchange rate of $1 to R$5.1535 for 2022. Prior to his relocation to the United States, Mr. King was based in the United Kingdom. Non-equity incentive plan award amounts for Mr. King have been converted to U.S. dollars at an average exchange rate of $1 to £0.8080 for 2022.

For information regarding the amount of salary and bonus in proportion to total compensation of our NEOs, see “Compensation Discussion and Analysis — Components of Compensation and Target Direct Compensation Mix” above. For information regarding the employment agreements and offer letters with our NEOs, see “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows the number of stock options and stock awards held by the NEOs on December 31, 2022:

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (4)
Ronald F. Clarke	12/4/2014	850,000	—	—	$149.68	12/4/2024	—	—	—	—
	1/20/2016	425,000	—	—	$114.90	1/20/2026	—	—	—	—
	1/25/2017	850,000	—	—	$150.74	1/25/2027	—	—	—	—
	9/30/2021	—	—	850,000	$261.27	12/31/2024	—	—	—	—
Alissa B. Vickery	10/19/2016	10,000	—	—	$174.35	10/19/2026	—	—	—	—
	1/25/2017	2,000	—	—	$150.74	1/25/2027	—	—	—	—
	5/5/2017	3,276	—	—	$133.40	5/5/2027	—	—	—	—
	4/22/2019	6,000	2,000	—	$252.50	4/22/2029	—	—	—	—
	4/22/2019	—	—	—	—	—	99	$18,184	—	—
	4/10/2020	2,212	2,212	—	$224.99	4/10/2030	—	—	—	—
	10/21/2020	—	—	—	—	—	112	$20,572	—	—
	3/12/2021	—	—	—	—	—	265	$48,765	—	—
	1/24/2022	—	4,588	—	$225.45	1/24/2032	—	—	—	—
	1/24/2022	—	—	—	—	—	—	—	1,109 (5)	$203,701
Charles R. Freund	2/27/2019	15,000	—	—	$231.70	3/31/2023	—	—	—	—
	3/27/2020	10,443	—	—	$196.18	3/31/2023	—	—	—	—
	1/25/2021	4,116	—	—	$261.07	3/31/2023	—	—	—	—

2023 Notice of Annual Meeting & Proxy Statement	47

06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (4)
Armando L. Netto	1/20/2016	18,500	—	—	$114.90	1/20/2026	—	—	—	—
	5/5/2017	30,000	—	—	$133.40	5/5/2027	—	—	—	—
	3/1/2018	15,000	—	—	$199.75	3/1/2028	—	—	—	—
	2/27/2019	15,000	5,000	—	$231.70	2/27/2029	—	—	—	—
	3/27/2020	12,531	12,532	—	$196.18	3/27/2030	—	—	—	—
	10/21/2020	—	—	—	—	—	1,020	$187,354	—	—
	1/25/2021	4,116	12,350	—	$261.07	1/25/2031	—	—	—	—
	1/25/2021	—	—	—	—	—	3,526	$647,656	—	—
	4/21/2021	—	—	35,000	$196.18	3/27/2030	—	—	—	—
	1/24/2022	—	18,352	—	$225.45	1/24/2032	—	—	—	—
	1/24/2022	—	18,352	—	$225.45	1/24/2032	—	—	—	—
	1/24/2022	—	—	—	—	—	—	—	1,486(5)	$272,948
	1/24/2022	—	—	—	—	—	—	—	5,323(6)	$977,729
Alan King	8/1/2016	11,272	—	—	$152.31	8/1/2026	—	—	—	—
	5/5/2017	15,000	—	—	$133.40	5/5/2027	—	—	—	—
	2/27/2019	7,200	2,400	—	$231.70	2/27/2029	—	—	—	—
	3/27/2020	10,443	10,443	—	$196.18	3/27/2030	—	—	—	—
	10/21/2020	—	—	—	—	—	917	$168,435	—	—
	1/25/2021	3,430	10,292	—	$261.07	1/25/2031	—	—	—	—
	1/25/2021	—	—	—	—	—	2,922	$536,713	—	—
	1/24/2022	—	18,352	—	$225.45	1/24/2032	—	—	—	—
	1/24/2022	—	18,352	—	$225.45	1/24/2032	—	—	—	—
	1/24/2022	—	—	—	—	—	—	—	1,486(5)	$272,948
	1/24/2022	—	—	—	—	—	—	—	5,323(6)	$977,729
Alexey Gavrilenya	10/21/2015	15,000	—	—	$144.59	3/31/2023	—	—	—	—
	1/25/2017	88,000	—	—	$150.74	3/31/2023	—	—	—	—
	5/5/2017	30,000	—	—	$133.40	3/31/2023	—	—	—	—
	2/27/2019	12,000	—	—	$231.70	3/31/2023	—	—	—	—
	3/27/2020	12,531	—	—	$196.18	3/31/2023	—	—	—	—
	1/25/2021	4,116	—	—	$261.07	3/31/2023	—	—	—	—

48	2023 Notice of Annual Meeting & Proxy Statement

06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (4)
John S. Coughlin	7/15/2014	28,500	—	—	$132.24	7/15/2024	—	—	—	—
	1/20/2016	17,150	—	—	$114.90	1/20/2026	—	—	—	—
	1/25/2017	63,000	—	—	$150.74	1/25/2027	—	—	—	—
	5/5/2017	30,000	—	—	$133.40	5/5/2027	—	—	—	—
	2/27/2019	11,250	—	—	$231.70	2/27/2029	—	—	—	—
	3/27/2020	12,531	—	—	$196.18	3/27/2030	—	—	—	—
	1/25/2021	4,116	—	—	$261.07	1/25/2031	—	—	—	—

(1) Stock options in these columns generally vest in substantially equal installments on each of the first four anniversaries of the grant date.

(2) For Mr. Clarke, reflects a performance-based stock option award granted to Mr. Clarke in 2021, reported at the target performance level, which is the portion of the award that would be eligible to vest after achievement of both of the stock price hurdles applicable to the award. For Mr. Clarke to earn the full award, our stock price must achieve two stock price hurdles by December 31, 2024, and any portion of the award earned based on stock price performance will generally vest in substantially equal increments on each of March 31, 2022, September 30, 2022 and March 31, 2023. Neither stock price hurdle applicable to this award had been achieved as of December 31, 2022. For Mr. Netto, reflects a performance-based stock option originally granted to Mr. Netto in 2020, for which the performance goals were established in April 2021. A portion of Mr. Netto’s award vested based on the achievement of the applicable performance goals as of the first quarter of 2023. For more information regarding these awards, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

(3) For Mr. King and Mr. Netto, amounts in this column reflect the unvested portion of Performance-Based RSU awards granted in 2020 and 2021 that were earned based on 2020 performance and 2021 performance, respectively, and which vest in substantially equal installments on the first three anniversaries of the grant date. For Ms. Vickery, amounts in this column reflect the unvested portion of Performance Share awards granted in 2019, 2020 and 2021 that were earned based on 2019, 2020 and 2021 performance, respectively. Ms. Vickery’s earned 2019, 2020, and 2021 Performance Shares are 5/8 vested on the first anniversary of the grant date, and 1/8 vested on each of the second, third and fourth anniversaries of the grant date.

(4) Market value of Performance Shares and Performance-Based RSUs that have not vested is calculated using $183.68, the Company’s closing stock price on December 30, 2022 (the last trading day of 2022).

(5) Represents Performance Shares unvested and unearned at December 31, 2022, where performance targets are based on achieving financial or other performance goals for the period ending December 31, 2022. The earned portion of the award generally pays out after certification of the performance goals, except that the earned portion of Ms. Vickery’s 2022 Performance Share award vests as to 5/8 of the award on the first anniversary of the grant date, and as to 3/8 of the award on the second anniversary of the grant date. For information regarding the portion of the awards actually earned after the compensation committee’s certification of the performance goals, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

(6) Represents Performance-Based RSUs unvested and unearned at December 31, 2022, where performance targets are based on achieving Company-wide or business unit performance goals. These awards were generally subject to a performance period ending on December 31, 2022, and the earned portions of the awards generally vest in substantially equal installments on each of the first three anniversaries of the grant date. The awards are reported based on the target performance level. For information regarding the portion of the awards actually earned after the compensation committee’s certification of the performance goals, see “Compensation Discussion and Analysis — Key Elements of 2022 Named Executive Officer Compensation — Equity Awards.”

2022 Option Exercises and Stock Vested

The following table shows the number of stock options exercised and stock vested in 2022 by each of the NEOs:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald F. Clarke	258,333	$49,521,306	—	—
Alissa B. Vickery	—	—	594	$139,747
Charles R. Freund	132,000	$5,044,365	4,107	$948,754
Armando L. Netto	—	—	4,065	$938,420
Alan King	—	—	3,662	$845,368
Alexey Gavrilenya	—	—	3,352	$772,280
John S. Coughlin	72,100	$4,644,047	3,708	$862,987

(1) Value realized on exercise with respect to option awards is calculated based on the difference between the market price of the common stock at exercise and the exercise price of the stock options. Value realized with respect to stock awards is calculated based on the closing price of our common stock on the New York Stock Exchange on the date of vesting. There is no guarantee the NEOs actually received or will receive the value indicated upon the ultimate disposition of the underlying shares of common stock.

2023 Notice of Annual Meeting & Proxy Statement	49

06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

Potential Payments Upon Termination or Change in Control

Employment Agreements, Severance and Change of Control Benefits

Ronald F. Clarke

We entered into an employment agreement with Mr. Clarke in 2010, the key terms of which are:

The agreement term automatically renews for successive one-year periods unless we provide notice at least 30 days prior to the expiration date.

Mr. Clarke is entitled to an annual base salary of at least $687,500.

If we terminate Mr. Clarke’s employment other than for “cause” (as defined below), including through non-renewal of the agreement, Mr. Clarke will receive (1) cash severance payments, in equal monthly installments over 12 months, in an amount equal to 150% of his then-current annual base salary plus any accrued and unpaid vacation, (2) payment of his health insurance premiums for coverage under COBRA in amounts equal to those made immediately prior to his termination until, at his election, the earlier of the expiration of the severance period or his commencement of employment with another employer and (3) continuation of coverage during the severance period under our life and disability insurance plans, if permitted by the terms of the plans.

If within 12 months following a change in control Mr. Clarke’s employment is terminated by him for “good reason” (as defined below) or by the Company other than for cause, in addition to receiving the severance benefits described above, Mr. Clarke can elect to have us purchase from him any remaining Company common stock and stock options in the Company that he held at January 1, 2010 and still holds. The purchase price would be at the fair market value determined in accordance with the employment agreement. Mr. Clarke no longer holds any Company common stock or stock options that he held at January 1, 2010.

The employment agreement includes customary non-competition and non-solicitation provisions that apply during his employment with the Company and for one year thereafter, as well as customary confidentiality and intellectual property provisions and a mutual non-disparagement provision.

“Cause” is defined, in general, to mean: Mr. Clarke’s (1) failure to render services to us, (2) commission of an act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty, (3) material breach of the agreement, (4) commission of any crime or act of fraud or embezzlement, (5) misappropriation of our assets, (6) violation of material policies, (7) commission of acts generating material adverse publicity toward us, (8) commission or conviction of a felony, or (9) death or inability due to disability to perform his essential job functions for a period of three consecutive months.

“Good reason” is defined to mean, following a change in control, and without Mr. Clarke’s written consent: (1) a significant diminution in the nature and scope of his authority, duties or responsibilities; (2) a reduction in his annual base salary or total compensation and benefits in the amount of 10% or more; (3) his principal place of employment is relocated to a place that is more than 25 miles from the prior principal place of employment; or (4) he is required to be away from his office 25% more than was required prior to the change in control.

“Change in control” for purposes of Mr. Clarke’s employment agreement generally has the meaning given to such term in our 2010 Equity Compensation Plan (the “2010 Plan”), which generally means any of the following: (1) the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person that results in a substantial change in ownership or leadership, as further described in the definition; (2) the acquisition directly or indirectly by any person or group of beneficial ownership of securities entitled to vote generally in the election of directors of the Company that represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities, subject to certain exceptions as described in the definition; (3) turnover of a majority of the Board, subject to certain exceptions; and (4) the approval by the Company’s shareholders of a liquidation or dissolution of the Company, subject to certain exceptions.

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06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

Other NEOs

We provided offer letters to Messrs. Freund, Netto, King, Gavrilenya and Coughlin in connection with their hiring or promotion. Consistent with our historical practice, if any of these NEOs is terminated by us for any reason other than for cause, we will (1) pay cash severance in the amount of six months of continuation of his then-current base salary and (2) provide health benefits for six months, each upon execution of a general release. The Company does not hold an offer letter or other individual agreement with Ms. Vickery.

Equity Awards

Our NEOs also have rights under outstanding equity awards, which will accelerate (1) if there is a change in control and the award is not continued in full force and effect or there is no assumption or substitution of the award (as described in the applicable award agreement) in connection with such change in control or (2) if the NEO is terminated without cause (as defined in the 2010 Plan) or resigns for good reason (as defined in the 2010 Plan) within two years following a change in control (a “double trigger”).

Mr. Clarke’s 2021 CEO Performance Option is subject to alternative vesting provisions in the event of a termination of his service or a change in control. If Mr. Clarke’s service is terminated by the Company without “cause” (as defined in the award agreement) or by Mr. Clarke for “good reason” (as defined in the award agreement) other than in connection with a change in control as described below, the unvested portion of the award will remain eligible to vest subject to the degree of achievement of the applicable stock price hurdles as of the date of termination, and the vested portion of the option will remain exercisable until the earlier of the 91st day after termination and December 31, 2024.

If Mr. Clarke’s employment terminates due to his death or disability, then the unvested portion of the award will vest (if at all) subject to the degree of achievement of the stock price hurdles, including during the one-year period following the date of termination, and the vested option will remain exercisable until the 366th day after termination or (if earlier) December 31, 2024. If Mr. Clarke dies or becomes disabled after ceasing active service (other than for cause), then the vested portion of the option will remain exercisable until the earlier of the 366th day after the date of such death or disability and December 31, 2024.

Mr. Clarke’s award is also subject to double trigger vesting. If the award is not continued, assumed or substituted in connection with a change in control, then the unvested portion of the option will vest based on the degree of attainment of the stock price hurdles as of the day immediately prior to the date of the change in control and Mr. Clarke will have a reasonable right to exercise the vested option as of the date of and immediately prior to the change in control. In the event that the award is continued, assumed or substituted in connection with a change in control, and Mr. Clarke’s service is terminated without cause or for good reason within a period of two years after the change in control, then the unvested option will vest subject to the degree of attainment of the stock price hurdles as of the date of termination, and the option will remain exercisable until the earlier of the 91st day after such termination and December 31, 2024.

2023 Notice of Annual Meeting & Proxy Statement	51

06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

Quantification of Potential Payments

The following table shows the potential payments to the NEOs (other than Messrs. Freund and Gavrilenya) upon a termination of employment in various circumstances, including in connection with a change in control. In preparing the table, we assumed the triggering event occurred on December 30, 2022 (the last business day of fiscal 2022). Please see the disclosure following this table for information regarding the actual compensation received by Messrs. Freund and Gavrilenya in connection with their separations. Although Mr. Coughlin continues to provide services to FLEETCOR in a consulting capacity, he ceased to be eligible for severance compensation and benefits after his separation from employment during 2022.

Name	Severance Amount ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Benefits ($)(3)	Total ($)
Ronald F. Clarke
Termination without cause	$1,800,000	—	$33,575	$1,833,575
Termination for good reason or termination without cause following a change in control	$1,800,000	—	$33,575	$1,833,575
Change in control	—	—	—	—
Alissa B. Vickery (4)
Termination without cause	$125,000	—	—	$125,000
Termination without cause following a change in control	$125,000	$291,133	—	$416,133
Termination for good reason following a change in control	—	$291,133	—	$291,133
Change in control	—	—	—	—
Armando L. Netto (5)
Termination without cause	$243,636	—	$3,438	$247,074
Termination without cause following a change in control	$243,636	$2,574,642	$3,438	$2,821,717
Termination for good reason following a change in control	—	$2,574,642	—	$2,574,642
Change in control	—	—	—	—
Alan King
Termination without cause	$225,000	—	$38,918	$263,918
Termination without cause following a change in control	$225,000	$2,444,781	$38,918	$2,708,699
Termination for good reason following a change in control	—	$2,444,781	—	$2,444,781
Change in control	—	—	—	—
John S. Coughlin
Termination without cause	—	—	—	—
Termination without cause following a change in control	—	—	—	—
Termination for good reason following a change in control	—	—	—	—
Change in control	—	—	—	—

(1) For Mr. Clarke, represents 150% of his then-current annual base salary and any accrued vacation. For Ms. Vickery, Mr. Netto and Mr. King, represents six months of their then-current annual base salary.

(2) Under our 2010 Plan and the stock option, restricted share and restricted stock unit agreements with each named executive officer, all awards are subject to double trigger vesting in the event of a change in control. The value shown above represents the value of the unvested options, restricted shares and restricted stock units held by the named executive officers at December 30, 2022, assuming a value of $183.68 per share, the closing price of our common stock on the New York Stock Exchange on December 30, 2022 (the last business day of 2022), for which vesting would be accelerated. For options with an exercise price above the closing price of our common stock on December 30, 2022, accelerated vesting value was assumed as zero.

(3) For Mr. Clarke, represents payment of medical, dental and vision benefits for 12 months. For Mr. Netto and Mr. King, represents the value of continuation of medical, dental and vision benefits for six months.

(4) As noted above, the Company does not hold an offer letter or other individual agreement with Ms. Vickery. For purposes of this disclosure, we have assumed that Ms. Vickery would receive cash severance compensation similar to other non-CEO named executive officers.

(5) As Mr. Netto is based in Brazil, his cash compensation is denominated in Brazilian Real. All amounts for Mr. Netto have been converted to U.S. dollars at an average exchange rate of $1 to R$5.1535 for 2022. Potential payments to Mr. Netto include the assumed acceleration value of 35,000 performance-based stock options assuming a closing price of the Company’s common stock on the date awarded by the compensation committee.

52	2023 Notice of Annual Meeting & Proxy Statement

06. 2022 NAMED EXECUTIVE OFFICER COMPENSATION

Officer Departures During 2022

After their cessation of employment in 2022, each of Messrs. Coughlin, Gavrilenya and Freund continued to serve FLEETCOR in a consulting capacity to help ensure a smooth transition of their responsibilities. Messrs. Gavrilenya and Freund ceased such service on December 31, 2022, and Mr. Coughlin is expected to continue such service until May 1, 2023. During such consulting service, each such officer is or was eligible to exercise vested stock option awards, but did not receive any other compensation. As of December 31, 2022, such individuals held vested, “in-the-money” options with the following aggregate intrinsic values: (based on the Company’s closing stock price on December 30, 2022): $6,229,236 for Mr. Coughlin; $4,993,469 for Mr. Gavrilenya; and $0 for Mr. Freund. These officers did not receive any other compensation for their consulting services, nor did they receive severance compensation or benefits in connection with their separations from employment.

07.  EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2022, with respect to 2010 Plan, which is our only equity compensation plan under which common shares are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A) (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C) (3)
Equity Compensation Plans Approved by Security Holders	5,765,804	$188.12	4,614,377
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	5,765,804	$188.12	4,614,377

(1) Includes performance-based awards assuming the maximum level of performance, which may overstate the dilution associated with such awards.

(2) The weighted-average exercise price relates to outstanding stock options only. The Company’s restricted share and restricted stock unit awards have no exercise price.

(3) All of the shares available under the 2010 Plan may be issued for awards other than options, warrants or rights, such as restricted stock.

08. COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

Thomas M. Hagerty (Chair)

Joseph W. Farrelly

Hala G. Moddelmog

Steven T. Stull

09.  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member or proposed member of our compensation committee is an executive officer.

2023 Notice of Annual Meeting & Proxy Statement	53

10. CEO PAY RATIO

As required by item 402(u) of Regulation S-K, the compensation committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2022 to that of all other Company employees for the same period. We identified our median employee by determining December 2022 pay (which was our consistently applied compensation measure for purposes of this disclosure) for all of our employees (as defined for purposes Item 402(u) of Regulation S-K), excluding our CEO, who were employed by us on December 31, 2022. For this purpose, the total pay for each employee was determined by calculating such employee’s total December 2022 compensation using the same categories of compensation that are required to be included in the Summary Compensation Table. We then annualized that total for each employee, but did not annualize the compensation for temporary or seasonal employees or make full-time equivalent adjustments. We did not make any cost-of-living adjustments when identifying our median employee. We applied a foreign currency to U.S. dollar exchange rate to the compensation paid in foreign currency based on rates as of December 31, 2022.

The annual total compensation for fiscal year 2022 for our CEO was $3,986,998, as set forth in the 2022 Summary Compensation Table for 2022 above, and for our median employee it was $42,985, making the resulting ratio approximately 93 to 1. This was calculated, in a manner consistent with Item 402(u) of SEC Regulation S-K, based on our payroll and employment records. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow reporting companies to adopt a variety of methodologies, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Approximately 60% of our employees are located outside of the United States, in several different countries. In several of these countries the cost of living is much lower than in the United States, as is employee compensation. In light of this, we also conducted a review of compensation for our employees located only in the United States. We included all such employees, and calculated the median of such employees using the same definitions and methodology as described above with respect to our full employee group. We determined that the annual total compensation of the median compensated U.S.-based employee, other than our CEO, was $72,716. The ratio of our CEO’s annual total compensation to that of such U.S.-based employee was 55 to 1.

11. PAY VERSUS PERFORMANCE DISCLOSURE

As required by pay versus performance rules adopted by the SEC on August 25, 2022 (“PVP Rules”) and in effect for the first time for this Proxy Statement, the below Pay Versus Performance table (“PVP Table”) provides information about compensation for this Proxy Statement’s NEOs, as well as NEOs from our 2022 and 2021 Proxy Statements (each of 2020, 2021, and 2022, a “Covered Year”). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years. In reviewing this information, there are a few important things to consider:

As required by the PVP Rules, we describe the information in columns (c) and (e) as “compensation actually paid” (or “CAP”) to the applicable NEOs, but these CAP amounts do not entirely reflect compensation that our NEOs actually earned for their service in the Covered Years. Instead, CAP reflects a calculation involving a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for pension benefits and equity awards); and

As required by the PVP Rules, we provide information about our total shareholder return (“TSR”) results, PVP Peer Group (as defined below) TSR results and U.S. GAAP net income results (the “External Measures”) during the Covered Years in the PVP Table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, these particular External Measures because the External Measures were not metrics used in our incentive plans during the Covered Years.

Due to the use of the Adjusted EPS in our incentive programs, the Company has determined that, pursuant to the PVP Rules, Adjusted EPS should be designated as the “Company-Selected Measure” because we believe it is the most important financial measure that we used to link 2022 NEO pay to our performance.

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11. PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Table(1)

Year (a)	Summary Compensation Table (“SCT”) Total for PEO (b)	Compensation Actually Paid to PEO (c) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e) (2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		Net Income (in millions) (h) (5)	Company- Selected Measure: Adjusted EPS (i) (6)
					Total Shareholder Return (f) (3)	Peer Group Total Shareholder Return (g) (4)
2022	$3,986,998	($24,347,434)	$3,883,399	$208,386	$63.84	$98.20	$954	$16.10
2021	$57,923,473	$31,186,881	$4,524,830	$2,515,971	$77.80	$118.74	$839	$13.21
2020	$1,311,225	($325,275)	$2,179,759	$2,244,485	$94.82	$124.60	$704	$11.09

(1) Mr. Clarke was our principal executive officer (“PEO”) for the full year for each of 2022, 2021 and 2020. For 2022, our non-PEO NEOs were Ms. Vickery, Mr. Freund, Mr. Netto, Mr. King, Mr. Gavrilenya and Mr. Coughlin. For 2021, our non-PEO NEOs were Mr. Freund, Mr. Coughlin, Mr. Gavrilenya, and Mr. Netto. For 2020, our non-PEO NEOs were Mr. Freund, Eric R. Dey, Mr. Coughlin, Mr. Gavrilenya, and Mr. Netto.

(2) For each of Covered Year, in determining both the CAP to our PEO and the average CAP to our non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) (as applicable) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021	2020
For Mr. Clarke: Summary Compensation Table Total:	$3,986,998	$57,923,473	$1,311,225
- change in actuarial present value of pension benefits	—	—	—
+ service cost of pension benefits	—	—	—
+ prior service cost of pension benefits	—	—	—
- SCT “Stock Awards” column value	—	—	—
- SCT “Option Awards” column value	—	($55,556,000)	—
+ year-end fair value of outstanding equity awards granted in Covered Year	—	$36,577,408	—
+/- change in fair value of outstanding equity awards granted in prior years	($28,334,433)	—	($1,636,500)
+ vesting date fair value of equity awards granted and vested in Covered Year	—	—	—
+/- change in fair value of prior-year equity awards vested in Covered Year	—	—	—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—	($7,758,000)	—
+ includable dividends/earnings on equity awards during Covered Year	—	—	—
Compensation Actually Paid:	($24,347,434)	$31,186,881	($325,275)

For Non-PEO NEOs (Average): Summary Compensation Table Total:	$3,883,399	$4,524,830	$2,179,759
- change in actuarial present value of pension benefits	—	—	—
+ service cost of pension benefits	—	—	—
+ prior service cost of pension benefits	—	—	—
- SCT “Stock Awards” column value	($1,320,911)	($1,535,353)	($751,891)
- SCT “Option Awards” column value	($2,050,064)	($2,215,289)	($920,014)
+ year-end fair value of outstanding equity awards granted in Covered Year	$1,147,042	$2,757,866	$2,918,190
+/- change in fair value of outstanding equity awards granted in prior years	($786,777)	($1,011,487)	($39,397)
+ vesting date fair value of equity awards granted and vested in Covered Year	—	—	—
+/- change in fair value of prior-year equity awards vested in Covered Year	$172,355	($4,596)	($642,836)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	($836,658)	—	($499,325)
+ includable dividends/earnings on equity awards during Covered Year	—	—	—
Compensation Actually Paid:	$208,386	$2,515,971	$2,244,485

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11. PAY VERSUS PERFORMANCE DISCLOSURE

(3) For each Covered Year, our TSR was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.001 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the NYSE on December 31, 2019 through and including the last day of the fiscal year covered (each one-year, two-year and three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4) For purposes of this pay versus performance disclosure, our peer group is the S&P 500® Data Processing & Outsourced Services Sub Industry Index (the “PVP Peer Group”). For each Covered Year, our peer group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment, in the PVP Peer Group

(5) Net income is calculated in accordance with United States Generally Accepted Accounting Principles.

(6) Adjusted EPS (or adjusted net income per diluted share) is calculated as set forth on Appendix A.

The following charts provide, across the Covered Years, (1) a comparison between our cumulative TSR and the cumulative TSR of the PVP Peer Group, and (2) illustrations of the relationships between (A) the CAP to the PEO and the average CAP to our non-PEO NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above.

CAP, as calculated under SEC rules, reflects adjusted values to equity awards during the years shown in the PVP Table based on stock prices at various times, certain accounting valuation assumptions, and projected performance modifiers, but does not necessarily reflect actual amounts realized under those awards. Although our performance in GAAP net income and Adjusted EPS steadily increased during the 2020-2022 period, the charts below do not show a clear relationship between CAP and our performance during such period. There are two primary reasons for this disconnect. First, Mr. Clarke did not receive any equity compensation awards in 2020 or 2022. The significant increase in PEO CAP for 2021 primarily reflects the value of a performance-based stock option award granted to Mr. Clarke during 2021, which award was intended to be the entirety of Mr. Clarke’s long-term equity compensation for the four-year period of 2020 through 2023. Second, CAP is heavily influenced by the timing of equity award grants and our stock price performance during the covered periods. Our stock price at the particular points in time used to determine the fair value of outstanding equity awards for purposes of 2022 CAP (including Mr. Clarke’s performance stock option award) resulted in a significantly lower CAP for both the PEO and non-PEO NEOs for 2022 as compared to 2021.

For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see the “Compensation Discussion and Analysis” in this Proxy Statement.

Net Income vs. Compensation Actually Paid

TSR and Peer TSR vs. Compensation Actually Paid

Adjusted EPS vs. Compensation Actually Paid

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11. PAY VERSUS PERFORMANCE DISCLOSURE

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for fiscal 2022 to our performance:

Most Important Financial Performance Measures
Adjusted EPS
GAAP Revenue, as adjusted
Stock Price

12.  CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our audit committee is responsible for reviewing and approving transactions with the Company involving $120,000 or more in any calendar year, and in which certain related persons have a direct or indirect material interest. A related person is: (1) any of our directors, nominees for director or executive officers, (2) any immediate family member of a director, nominee for director or executive officer, and (3) any person, and his or her immediate family members, or entity that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed. The policy does not apply to compensation and benefits subject to compensation committee approval, transactions below certain dollar thresholds in which the related party’s interest is indirect and other specified transactions. Our policy is published on our website at https://investor. FLEETCOR.com.

13. DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common shares to file reports of their ownership and changes in ownership of our common shares with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of information obtained from them and from our records. Based on information available to us during fiscal year 2022, and representations made to us by the reporting persons, we believe that all reports were made in a timely manner other than one report relating to three total transactions for Mr. Coughlin, one report relating to two total transactions for Mr. Clarke, two reports relating to four total transactions for Mr. Freund, two reports relating to four total transactions for Mr. Gavrilenya, two reports relating to four total transactions for Mr. King, one report relating to two total transactions for Mr. Netto, and three reports relating to five total transactions for Ms. Vickery, all of which were filed late due to administrative error.

14. FIVE YEAR STOCK PERFORMANCE GRAPH

The graph assumes $100 invested on December 29, 2017, at the closing per share price of our common shares on that day ($192.43) through December 31, 2022, and compares (a) the percentage change of our cumulative total shareholder return on the common shares (as measured by dividing (1) the difference between our share price at the end and the beginning of the period presented by (2) the share price at the beginning of the periods presented) with (b) (1) the S&P 500® Data Processing & Outsourced Services index and (2) the S&P 500®.

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15. AUDIT COMMITTEE REPORT

Our audit committee operates under a written charter adopted by the Board. It is available on our website at https://investor. FLEETCOR.com under Corporate Governance. The audit committee reviews the charter annually.

The Board reviews annually the NYSE’s listing standards definition of independence for audit committee members to determine that each member of the audit committee meets the standards. The Board has determined that Mr. Macchia is an “audit committee financial expert” as defined by SEC rules.

The Board has the ultimate authority for effective corporate governance, including oversight of management. The audit committee assists the Board in fulfilling its responsibilities by overseeing the Company’s accounting and financial reporting processes, the audits of the Company’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as the Company’s independent auditor, and the performance of the Company’s internal audit function.

The audit committee relies on the expertise and knowledge of management, the internal audit function and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The independent auditor also is responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

The audit committee met five times during 2022. In connection with the audit of our consolidated financial statements for the year ended December 31, 2022, the audit committee, among other actions:

Reviewed and discussed the Company’s earnings press release, consolidated financial statements and its annual report on Form 10-K, with management and the independent auditor

Reviewed with management and the independent auditor management’s assessment of the effectiveness of our internal control over financial reporting

Reviewed with the independent auditor and management, the audit scope of the independent auditor

Inquired about significant risks, reviewed the Company’s policies for risk assessment and risk management and assessed the steps management is taking to control these risks, and

Met in executive session with the independent auditor

The audit committee has reviewed and discussed with management and the independent auditor our 2022 audited consolidated financial statements, and the independent auditor’s report on those financial statements. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with GAAP. Ernst & Young LLP presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communications with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s consolidated financial statements and related footnotes, including the disclosures relating to critical accounting policies.

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15. AUDIT COMMITTEE REPORT

The audit committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Ernst & Young LLP has audited the Company’s consolidated financial statements annually since it was first appointed in 2002. Consistent with its charter, the audit committee, along with the Company management and internal auditors, reviewed EY’s performance as part of the audit committee’s consideration of whether to reappoint the firm as our independent auditors. As part of this review of EY, the audit committee considered independence and objectivity, quality of service, evaluations by our management and internal auditors, the quality and candor of communications with the audit committee and management, (v) the length of time the audit firm has served as our independent auditors, the fees for audit and non-audit services, capability and expertise in the financial services industry and in handling the breadth and complexity of our worldwide operations, the audit approach, and size and reputation. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm, and periodically solicits competitive bids for the independent auditor engagement to help ensure the competitiveness of the independent auditor with respect to each of the factors set forth above.

The audit committee also evaluates the selection of the lead audit partner, including their qualifications and performance, most recently appointing the current lead audit partner for the first time in 2019 after consultation with EY concerning several possible candidates. In connection with the pending expiration of the term of the lead audit partner, the audit committee began discussions during 2022 about the selection of a new lead audit partner for 2024, assuming EY continues to serve as the Company’s independent auditor.

Based on the criteria described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. Also, based on the criteria described above, the audit committee has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2023 subject to shareholder ratification. The Board is recommending that shareholders ratify this selection at the annual meeting.

Audit Committee

Richard Macchia (Chair)

Michael Buckman

Archie Jones, Jr.

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16. AUDIT MATTERS

Fees Billed by Ernst & Young LLP

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Year Ended December 31
	2022	2021
Audit Fees	$9,289,000	$8,712,000
Audit Related Fees	$712,000	$864,000
Tax Fees	$1,155,000	$252,000
All Other Fees	$4,000	$4,000
Total	$11,159,000	$9,832,000

Audit Fees

These amounts represent fees for professional services for the audit of our annual consolidated financial statements and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents and assistance with review of documents filed with the SEC, as applicable.

Audit Fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit Related Fees

Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of our financial statements, and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees and All Other Fees

Fees and expenses paid to our Ernst & Young LLP for tax compliance, planning and advice. The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. None of the services related to the fees described above was approved pursuant to the waiver of pre-approval provisions set forth in the SEC rules.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The audit committee has established a policy for pre-approval of audit and permissible non-audit services provided by the independent auditor and is responsible for fee negotiations with the independent auditor. Each year, the audit committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee will review and, if appropriate, pre-approve services to be performed by the independent auditor, review a report summarizing fiscal year-to-date services provided by the independent auditor, and review an updated projection of the fiscal year’s estimated fees. The audit committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee will then review the delegate’s approval decisions each quarter. Independent auditor fees are evaluated based on the scope of the proposed work, the overall hours and fees and a reconciliation of overall hours and fees from one year to the next, reasonable and customary fees in the industry, periodic competitive bids, expected increases and decreases based on changes in the Company’s business and other changes such as new acquisitions, expected decrease in hours in the second and subsequent years of ownership of an acquired company, and expected impact of any new processes.

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17. PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members. Except for our CEO, all of our directors are independent under the NYSE rules.

In 2019, we began to phase out the classified board structure that had been in effect since before we went public in 2010. All directors whose terms expire at this year’s annual meeting will stand for election for a one-year term, expiring at the following annual meeting. At and after the annual meeting, all directors will be elected annually and we will have no classified director terms.

Accordingly, all eleven of our directors — Steven T. Stull, Annabelle Bexiga, Michael Buckman, Ronald F. Clarke, Joseph W. Farrelly, Rahul Gupta, Thomas M. Hagerty, Archie L. Jones,

Richard Macchia, Hala G. Moddelmog and Jeffrey S. Sloan — will stand for election to the Board for a one-year term. The accompanying proxy will be voted in favor of each individual to serve as a director unless the shareholder indicates to the contrary on the proxy. The Board expects that each of the nominees will be available to serve, but if any of them is unable to serve at the time the election occurs, the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.

Our Board of Directors recommends that you vote “FOR” each of the director nominees named above.

18.   PROPOSAL 2: RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

The audit committee of the Board has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2023. Shareholder ratification of the appointment is not legally required but the audit committee has decided to request that the shareholders ratify the appointment. A representative of Ernst & Young LLP will be present at the annual meeting to answer appropriate questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if desired.

If this proposal is not approved by our shareholders at the annual meeting, the audit committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the audit committee may, in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our shareholders.

Our Board of Directors recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2023.

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19.   PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Board and our shareholders have determined to hold an advisory vote on executive compensation, as required pursuant to Section 14A of the Exchange Act, every year. Accordingly, we are asking shareholders to vote to approve the 2022 compensation of our named executive officers as such compensation is disclosed pursuant to Item 402 of the SEC’s Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and other narrative compensation disclosures required by Item 402. This Proxy Statement contains all of these required disclosures. The following resolution is submitted:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of the SEC’s Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and other narrative compensation disclosure set forth in this Proxy Statement is hereby APPROVED.

Because the vote on this proposal is advisory, it will not affect compensation already paid or awarded to any named executive officer and will not be binding on the Company, the Board, or the compensation committee. The Board and compensation committee, however, will review the voting results and take into account the outcome in determining future annual compensation for the named executive officers.

We currently conduct a say-on-pay vote annually. Our next say-on-pay vote is expected to occur at the 2024 annual meeting of shareholders.

Our Board of Directors recommends that you vote “FOR” the approval of named executive officer compensation as set forth above.

20.    PROPOSAL 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF SHAREHOLDER VOTING ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say on pay votes, often referred to as say when on pay. For this proposal, stockholders may indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board recommends that future advisory votes on executive compensation should be held every one year; that is, on an annual basis, so that the next advisory vote would be held at our 2024 annual meeting.

Upon review, our Board of Directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate choice for our Company. The Company and the Board feel that an advisory vote each year on executive compensation encourages ongoing engagement and dialogue. While the Company’s executive compensation programs are designed to promote a connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually and welcomes stockholder input on our compensation philosophy, policies and practices. Such annual vote complements our goal of creating and implementing a compensation philosophy, objectives, programs and practices that enhance stockholder value, and can maximize accountability and communication.

Although the vote is non-binding, the Board and the compensation committee will review the voting results in making a decision as to the policy to be adopted by the Board on the frequency of future advisory votes on executive compensation. As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board of Directors, will not create or imply any change to or any additional fiduciary duties of the Board of Directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Our Board of Directors recommends that you vote for every “ONE YEAR” for the frequency of advisory voting on compensation of named executive officers.

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21. PROPOSAL 5: PROPOSAL TO AMEND THE SHAREHOLDERS’ RIGHT TO CALL A SPECIAL MEETING

John Chevedden, whose address and share ownership will be furnished promptly by the Company upon receipt of an oral or written request, submitted the following proposal:

Proposal 5 — Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. This includes that each share shall have an equal right per share to formally participate in the calling for a special shareholder meeting.

The current FleetCor Technologies right to call for a special shareholder meeting is like a bait and switch right. The bait is the 25% figure which seems favorable.

However the 25% figure goes downhill fast. Only non-street name shares have a right to call a special shareholder meeting. Thus if one makes the reasonable estimate that 50% of FleetCor stock is non-street name stock, it means that our current requirement that 25% of shares are needed to call for a special shareholder meeting translates into 50% of this one category of stock and all other FleetCor shares are 100% excluded.

The next downhill bump is that all shares not owned for one full continuous year are 100% excluded. Thus the owners of such 50% of FleetCor stock could determine that they own 65% of the category of FleetCor stock that can call a special shareholder meeting if they include the shares that are owned for less than a full continuous year. Thus a somewhat favorable figure of 25% can translate into an unfavorable 65% of shares to call a special shareholder meeting.

The 10% figure, that gives each share an equal right to formally participate in calling for a special shareholder meeting, is also reasonable because the laws of some states mandate that 10% of shares be able to call a Special shareholder meeting. Another sign that a 10% of shares is reasonable is that a number of companies that have a 25% figure then allow the 10% figure to apply to one shareholder who owns 10% of shares.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management. Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders seeking engagement with management will have a realistic Plan B option of calling a special shareholder meeting.

Please vote yes: Special Shareholder Meeting Improvement — Proposal 5

Board of Directors Statement of Opposition

The Board recommends a vote AGAINST this proposal

The Board recommends that you vote against this proposal. The Company already provides a meaningful and balanced right for shareholders to call a special meeting and the proposed decrease in the percentage of shares required to call a special meeting is neither necessary nor in the best interests of the Company and its shareholders.

The Company currently provides that shareholders holding in aggregate at least 25% of the outstanding shares of the Company’s common stock on a “net long” basis may request a special meeting. A 25% threshold, which is common among public companies, strikes an appropriate balance between avoiding an imprudent use of Company and shareholder resources to address the special interests of a select group of shareholders, while at the same time ensuring that shareholders holding a meaningful minority of our outstanding shares have a mechanism to call a special meeting if they deem it appropriate.

Special meetings require the expenditure of considerable time, effort and resources, including significant costs in legal and administrative fees, costs for preparing, printing and distributing materials and soliciting proxies, and diversion of Board and management time away from overseeing and running our business. Accordingly, special meetings should be limited to circumstances where shareholders holding a meaningful minority of the Company’s common stock believe a matter is sufficiently urgent or extraordinary to justify considering such matters between annual meetings. By reducing the ownership threshold to 10%, a small minority of shareholders could use the special meeting mechanism to advance their own more narrow agenda, without regard to the broader interests of the Company and its other shareholders.

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21. PROPOSAL 5: PROPOSAL TO AMEND THE SHAREHOLDERS’ RIGHT TO CALL A SPECIAL MEETING

Nor is such a measure necessary to enable the views of particular shareholders to be expressed. The Company maintains a robust shareholder engagement program with a track record of taking action in direct response to shareholder feedback. Along with strong corporate governance practices, including a proxy access provision and annual director elections with majority voting, this provides our shareholders with numerous avenues to make their views known and to communicate with our Board, management, and other shareholders to effect change. We encourage and facilitate regular communication with large and small shareholders about important issues relating to our business and governance and regularly incorporate feedback from those engagements into our governing documents, policies, and practices.

For example, and as described under “FLEETCOR At a Glance” above, we have taken decisive action in recent years around our shareholder outreach initiatives and we believe that our compensation practices address the feedback we received. Our stockholder engagement ensured that we heard the feedback of our shareholders – in addition to generous access to the management team, after we mailed the 2022 proxy, but before the 2022 stockholder meeting, we offered the opportunity to discuss our proxy with our top 10 stockholders (as of December 31, 2021).

The Board of Directors unanimously recommends that you vote AGAINST Proposal 5 for the ability of only 10% holders of the Company’s common shares to call a special meeting of shareholders.

Other Business

We know of no other business to be considered at the meeting and the deadline for shareholders to submit proposals or nominations has passed. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then the named proxies will vote your shares on those matters according to their best judgment.

22. ADDITIONAL INFORMATION

Shareholder Proposals

Any proposal that a shareholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2024 annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Exchange Act and be received no later than December 29, 2023 at the following address, FLEETCOR Technologies, Inc., Attention: Corporate Secretary, 3280 Peachtree Road, Suite 2400, Atlanta, Georgia 30305.

However, in the event that the annual meeting is called for a date that is not within 30 days before or after June 9, 2024, notice must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of shareholders.

If a shareholder wishes to present a proposal before the 2024 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accor-

dance with Rule 14a-8 or to nominate someone for election as a director, the shareholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a shareholder’s notice to the Corporate Secretary must be received no earlier than February 10, 2024, which is 120 days prior to the anniversary of this year’s annual meeting, or later than March 11, 2024, which is 90 days prior to the anniversary of this year’s annual meeting. However, in the event that the annual meeting is called for a date that is not within thirty days before or after June 9, 2024, notice by the shareholder must be received by the later of the tenth day following the date of the public announcement and the 90th day prior to the annual meeting. Our bylaws contain specific procedural requirements regarding a shareholder’s ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. The Bylaws are available on our website at https://investor. FLEETCOR.com under Corporate Governance.

64	2023 Notice of Annual Meeting & Proxy Statement

22. ADDITIONAL INFORMATION

Universal Proxy Rules

In addition to satisfying the requirements under our Bylaws, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to our Corporate Secretary at the address noted above no later than 60 calendar days prior to the one-year anniversary of this year’s annual meeting (for the 2024 annual meeting, no later than April 10, 2024). If the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting is first made.

Solicitation of Proxies

The Company is paying the costs of the solicitation of proxies. We have retained DF King & Co., Inc. to assist in the solicitation of proxies from beneficial owners of shares for the annual meeting. We have agreed to pay DF King a fee of approximately $20,000 per year plus out-of-pocket expenses. You may contact DF King at (888) 548-6498.

Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding common shares in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, in accordance with NYSE Rule 451 for the expense of forwarding solicitation materials to their principals. The Company will pay all proxy solicitation costs in accordance with NYSE Rule 451.

Voting Procedures

Tabulation of Votes: Broadridge Investor Communication Solutions, Inc. will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

Vote Required; Effect of an Abstention and Broker Non-Votes: The shares of a holder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of determining the presence of a quorum. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a proxy from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as uninstructed shares. Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the vote threshold required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Shares	Board Voting Recommendation
1	To elect the eleven directors	Majority of votes cast	Not counted	Not voted	FOR
2	To ratify the reappointment of Ernst & Young LLP as our independent public accounting firm for 2023	Majority of votes cast	Not counted	Discretionary vote	FOR
3	To approve, on an advisory basis, named executive officer compensation	Majority of votes cast	Not counted	Not voted	FOR
4	To approve, on an advisory basis, the frequency of shareholder voting on compensation of the company’s named executive officers	Majority of votes cast	Not counted	Not voted	ONE YEAR
5	To vote on a shareholder proposal to modify the shareholder right to call a special shareholder meeting, if properly presented	Majority of votes cast	Not counted	Not voted	AGAINST

2023 Notice of Annual Meeting & Proxy Statement	65

22. ADDITIONAL INFORMATION

If you sign and return a proxy card or vote your shares via the Internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.

Where to Find More Proxy Voting Information:

The SEC’s website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

Contact the Investor Relations department through our website at https://investor.FLEETCOR.com or by phone at (770) 417-4697.

Contact the broker or bank through which you beneficially own your shares.

Revoking Your Proxy: Shareholders of record may revoke their proxy and change their vote at any time before the polls close at the annual meeting by submitting a subsequent proxy (if you received a proxy card) or by using the Internet, by telephone or by mail to vote after the date of your proxy; sending written notice of revocation to our Corporate Secretary at FLEETCOR, 3280 Peachtree Road, Suite 2400, Atlanta, Georgia 30305; or voting in person at the annual meeting. If you hold shares through a bank or broker, please refer to your proxy card or other voting information form forwarded by your bank or broker to see how you can revoke your proxy (if you received one) and change your vote.

Proxy Authority: When you submit your proxy, you authorize Ronald F. Clarke and Alissa Vickery, or either one of them, each with full power of substitution, to vote your shares at the annual meeting in accordance with your instructions or, if no instructions are given, in accordance with the Board’s recommendations as described in the table above.

The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the annual meeting, for the election of one or more persons to the Board if any of the nominees becomes unable to serve or for good cause will not serve, on matters which the board does not know a reasonable time before making the proxy solicitations will be presented at the annual meeting or any other matters which may properly come before the annual meeting and any postponements or adjournments thereto.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “house- holding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank or broker, or direct your written request to FLEETCOR Technologies, Inc., Attention: Corporate Secretary, 3280 Peachtree Road, Suite 2400, Atlanta, Georgia 30305, HOUSEHOLDING, and we will deliver a separate copy of the proxy statement upon request. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

66	2023 Notice of Annual Meeting & Proxy Statement

23. APPENDIX A

Management’s Use of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We have defined the non-GAAP measure adjusted net income as net income as reflected in our statement of income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

We have defined the non-GAAP measure adjusted net income per diluted share as the calculation previously noted divided by the weighted average diluted shares outstanding as reflected in our statement of income.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe that integration and deal related costs and one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.

2023 Notice of Annual Meeting & Proxy Statement	67

23. APPENDIX A

Set forth below is a reconciliation of adjusted net income and adjusted net income per diluted share to the most directly comparable GAAP measure, net income and net income per diluted share (in millions, except per share amounts):

	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010
Net income	$954	$839	$704	$895	$811	$740	$452	$362	$369	$285	$216	$147	$108
Net income per diluted share	$12.42	$9.99	$8.12	$9.94	$8.81	$7.91	$4.75	$3.85	$4.24	$3.36	$2.52	$1.76	$1.34
Adjustments:
Stock-based compensation expense	121	80	43	61	70	93	64	90	38	27	19	22	27
Amortization	238	215	196	217	227	233	184	181	100	56	38	25	22
Net gain on disposition of assets/ business	—	—	—	—	(153)	(109)	—	—	—	—	—	—	—
Investment (gains) losses	—	—	(30)	3	7	45	25	40	—	—	—	—	—
Loss on write-off of fixed assets	—	—	—	2	9	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	2	16	—	—	2	3	—	—	16	—	—	3	—
Legal settlements and litigation	6	6	—	6	6	11	—	—	—	—	—	—	—
Integration and deal related cost (1)	19	31	12	—	—	—	—	—	—	—	—	—	—
Restructuring and related (subsidies) costs	7	(2)	4	3	5	1	—	—	—	—	—	—	—
Unauthorized access impact	—	—	—	—	2	—	—	—	—	—	—	—	—
Other non-cash adjustments	—	—	90(5)	—	—	2	—	—	(29)	—	—	—	—
Total pre-tax adjustments (2)	393	346	316	291	175	279	274	311	125	83	57	49	49
Income tax impact of pre-tax adjustments at the effective tax rate (3)	(111)	(76)	(68)	(62)	(39)	(93)	(67)	(81)	(46)	(24)	(17)	(15)	(14)
Impact of investment sale, other discrete item and tax reform (4)	—	—	10	(62)	23	(127)	—	—	—	—	—	—	—
Adjusted net income (2)	$1,237	$1,110	$962	$1,062	$970	$799	$659	$593	$448	$343	$256	$182	$143
Adjusted net income per diluted share	$16.10	$13.21	$11.09	$11.79	$10.53	$8.54	$6.92	$6.30	$5.15	$4.05	$2.99	$2.17	$1.77

1.  Beginning in 2020, the Company included integration and deal related costs in its definition to calculate adjusted net income and adjusted net income per diluted share. Prior period amounts were immaterial.

2. The sums of pre-tax adjustments and adjusted net income may not equal the totals presented due to rounding.

3.  2022 year includes $9.0 million adjustment for tax benefit of certain income determined to be permanently invested. 2021 year includes remeasurement of deferreds due to the increase in UK corporate tax rate from 19% to 25% of $6.5 million. 2020 year includes a tax reserve adjustment related to poor year tax positions of $9.8 million. 2019 excludes the results of the Company’s Masternaut investment on our effective tax rate, as results were reported on a post-tax basis and no tax-over-book outside basis difference prior to disposition. 2017 year excludes the net gain realized upon our disposition of Nextraq. representing a pretax gain of $175.0 million and tax on gain of $65.8 million. 2014 through 2017 years exclude the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment are expected to reverse.

4.  Represents the impact to taxes from the reversal of a valuation allowance related to the disposition of our investment in Masternaut of $65.7 million in 2019, and impact of tax reform adjustments included in our effective tax rate of $22.7 million in 2018. Also, includes the impact of a discrete tax item for a Section 199 adjustment related to a prior tax year in 2019 results of $1.8 million.

5.  Represents a bad debt loss in the first quarter of 2020 from a large client in our Cambridge business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.

68	2023 Notice of Annual Meeting & Proxy Statement

23. APPENDIX A

Reconciliation of Net Income to Pro Forma Adjusted Net Income

($ in millions*, except per share amounts)

	Year Ended 2010	2011 Changes	Pro Forma 2010
Income before income taxes	$151	$1	$152
Provision for income taxes	43	2	46
Net income	108	(2)	106
Stock based compensation	27	(5)	22
Amortization of intangible assets	17	—	17
Amortization of premium on receivables	3	—	3
Amortization of deferred financing costs	2	—	2
Loss on extinguishment of debt	—	3	3
Total pre-tax adjustments	49	(2)	47
Income tax impact of pre-tax adjustments at the effective tax rate	(14)	—	(14)
Total pre-tax adjustments	$143	$(4)	$139
Adjusted net income per diluted share	$1.77		$1.66
Diluted shares	80.8		83.7

* The sums of pre-tax adjustments and adjusted net income may not equal the totals presented due to rounding.

2023 Notice of Annual Meeting & Proxy Statement	69

FLEETCOR TECHNOLOGIES, INC.
ATTN: CORPORATE SECRETARY
3280 PEACHTREE ROAD, STE 2400
ATLANTA, GA 30305

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Elect Directors nominated by the Board of Directors for a one-year term:

Nominees	For	Against	Abstain
1a. Steven T. Stull	☐	☐	☐
1b. Annabelle Bexiga	☐	☐	☐
1c. Michael Buckman	☐	☐	☐
1d. Ronald F. Clarke	☐	☐	☐
1e. Joseph W. Farrelly	☐	☐	☐
1f. Rahul Gupta	☐	☐	☐
1g. Thomas M. Hagerty	☐	☐	☐
1h. Archie L. Jones, Jr.	☐	☐	☐
1i. Hala G. Moddelmog	☐	☐	☐
1j. Richard Macchia	☐	☐	☐
1k. Jeffrey S. Sloan	☐	☐	☐

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote these shares in person.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the reappointment of Ernst & Young LLP as FLEETCOR's independent public accounting firm for 2023.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 4.	1 year	2 years	3 years	Abstain
4. Advisory vote to approve the frequency of shareholder voting on compensation of named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain
5. Shareholder proposal to modify the shareholder right to call a special shareholder meeting, if properly presented.	☐	☐	☐

NOTE: The proxy will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of each of the eleven nominees for Director in Proposal 1, FOR Proposals 2 and 3, 1 YEAR for Proposal 4, and AGAINST Proposal 5.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000612475_1 R1.0.0.6

ANNUAL MEETING OF SHAREHOLDERS OF FLEETCOR TECHNOLOGIES, INC.

June 9, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at investor.fleetcor.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

FLEETCOR TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
June 9, 2023

The undersigned hereby appoints Ronald F. Clarke and Alissa Vickery, either of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of FLEETCOR TECHNOLOGIES, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held Friday, June 9, 2023, 10:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 27, 2023, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof. The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all matters that may properly come before the meeting or any postponement or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000612475_2 R1.0.0.6

(Continued and to be signed on reverse side)